Registration No. 333-164981

As filed with the Securities and Exchange Commission on April 7, 2010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
POST-EFFECTIVE AMENDMENT NO. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ING LIFE INSURANCE AND ANNUITY COMPANY
(Exact name of registrant as specified in its charter)

Connecticut

(State or other jurisdiction of incorporation or organization)

6311

(Primary Standard Industrial Classification Code Number)

71-0294708

(I.R.S. Employer Identification Number)

One Orange Way
Windsor, Connecticut 06095-4774
1-800-262-3862

(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

John S. (Scott) Kreighbaum, Esq.
ING
1475 Dunwoody Drive
West Chester, PA 19380-1478
(610) 425-3404

(Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after the effective date of this registration statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered to this Form are to be offered on a delayed or continuous basis pursuant to
Rule 415 under the Securities Act of 1933, check the following box.þ

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.¨

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.¨

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.¨

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.¨

Large accelerated filer¨ Accelerated Filer¨
Non-accelerated filerþ (Do not check if a smaller reporting company) Smaller reporting company¨

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

PROSPECTUS

ING Select Rate
Single Premium Deferred Modified Guaranteed Annuity Contracts
Issued By ING Life Insurance and Annuity Company

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This prospectus sets forth the information you ought to know before investing. You should keep the prospectus for future reference.
Additional information has been filed with the Securities and Exchange Commission (SEC) and is available upon written or oral request without charge.

The SEC maintains a web site (www.sec.gov) that contains material incorporated by reference, and other information about us, which we file electronically. The reference number assigned to this contract is 333-164981.

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How to reach us…
Customer Service Center
Call:	(888) 854-5950
Write:	P.O. Box 10450, Des Moines, Iowa,
50306-0450
Visit:	www.ingfinancialsolutions.com

The allocation options available under the Contract are Guarantee Periods. A Guarantee Period is equal to one or more Contract Years during which a declared Guarantee Period Interest Rate is guaranteed to be credited to the
Single Premium or Accumulation Value, as applicable. See page 14. The following Guarantee Periods are currently available:

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Initial Guarantee Periods	Guarantee Periods for Renewals

5 to 10 years	1 year
( 5, 6, 7 etc.)
è You select the Initial Guarantee Period for the Single	è We automatically apply the Accumulation Value to the 1-
Premium.	year Guarantee Period at the end of the Initial Guarantee
Period, or each succeeding Guarantee Period, as applicable,
until you give us alternative instructions.
¡ IMPORTANT NOTE: The Initial Guarantee Period is	¡ IMPORTANT NOTE: For Contracts issued in Illinois,
limited to 5 years or less if the Owner is age 76 to 80.	no renewals are permitted. See pages 14 and 21.

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The SEC has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

NOT: FDIC/NCUA INSURED; A DEPOSIT OF A BANK; BANK GUARANTEED; OR INSURED
BY ANY FEDERAL GOVERNMENT AGENCY. MAY LOSE VALUE.

RIGHT TO EXAMINE AND RETURN THIS CONTRACT: You may return
the contract within 10 days of its receipt (or longer as state law may require or when issued as a replacement contract). If so returned, we will promptly pay you the
Accumulation Value, adjusted for any Market Value Adjustment, where permitted. See page 23.

EXCHANGES: Your agent should only recommend an exchange (replacement) if it is in your best interest and only after evaluating your personal and financial situation and needs, tolerance for risk and financial ability to pay for the contract.

We pay compensation to broker/dealers whose registered representatives sell the contract.
See page 24.

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April 30, 2010	1

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Contents

Glossary
This glossary defines the special terms used throughout the prospectus. A special term used in only one section of the prospectus is defined there. The page references are to sections of the prospectus where more information can be found about a special term.

Accumulation Value – On the Contract Date, the Single	Contract Date – The date on which this Contract becomes
Premium less any premium tax, if applicable. At the end	effective.
of each day thereafter, the Accumulation Value equals	Contract Year – The period beginning on a Contract
the Accumulation Value as of the end of the preceding	Anniversary (or, in the first Contract Year only, beginning
day plus the interest, if any, pursuant to the Guaranteed	on the Contract Date) and ending on the day preceding the
Period Interest Rate, which is credited from the end of	next Contract Anniversary.
the previous day to the end of the current day, minus the	Death Benefit – The amount payable to the Beneficiary upon
amount of any Withdrawals or Surrender, adjusted for	death of any Owner (or, if the Owner is not a natural
any applicable Market Value Adjustment, and less any	person, upon the death of any Annuitant) prior to the
applicable Surrender Charge, at the end of the current	Annuity Commencement Date. See page 19.
day on which the Withdrawal is taken or a Surrender	Endorsements – Attachments to this Contract that add,
occurs. See page 13.	change or supersede its terms or provisions.
Annuitant – The individual designated by you and upon	Guarantee Period – A period equal to one or more Contract
whose life Annuity Payments will be based. There may	Years during which the Guarantee Period Interest Rate we
be two Annuitants. See page 10.	declare is guaranteed to be credited to the Accumulation
Annuity Commencement Date – The date on which Annuity	Value. See page 13.
Payments commence.	Guarantee Period Interest Rate – The effective annual
Annuity Payments – Periodic payments made by us to you	interest rate that we will credit to the Accumulation Value
or, subject to our consent in the event the payee is not a	for a specified Guaranteed Period. The rate for each
natural person, to a payee designated by you.	Guarantee Period will be declared in advance by us, and,
Annuity Plan – An option elected by you, or the contractually	except as otherwise provided in the Contract, will apply
designated default option if none is elected, that	for the duration of the Guarantee Period. See page 14.
determines the frequency, duration and amount of the	Hospital or Nursing Home – A hospital or skilled care or
Annuity Payments. See page 21.	intermediate care nursing facility, operating as such
Beneficiary – The individual or entity you select to receive	according to applicable law and at which medical
the Death Benefit. See page 11.	treatment is available on a daily basis. This does not
Business Day –Any day that the New York Stock Exchange	include a rest home or other facility whose primary
(NYSE) is open for trading, exclusive of federal holidays,	purpose is to provide accommodations, board or personal
or any day the Securities and Exchange Commission	care services to individuals who do not need medical or
(SEC) requires that mutual funds, unit investment trusts	nursing care. See page 9.
or other investment portfolios be valued.	Initial Guarantee Period – The Guarantee Period selected by
Cash Surrender Value – The amount you receive upon	you for the Single Premium. See page 13.
Surrender of this Contract, which equals the	Initial Guarantee Period Interest Rate – The Guarantee
Accumulation Value, as adjusted for any applicable	Period Interest Rate that we will credit to the
Market Value Adjustment, minus any applicable	Accumulation Value for the Initial Guarantee Period. See
Surrender Charges. See page 17.	page 14.
Code – The Internal Revenue Code of 1986, as amended.	Interest Withdrawal Amount – The interest earned, if any,
Company, we, our or us – ING Life Insurance and Annuity	during the prior 12 months and not previously withdrawn.
Company, a stock company domiciled in Connecticut.	We will waive the Market Value Adjustment and
See page 6.	Surrender Charge on the portion of a Withdrawal
Company Death Benefit Rate – The effective annual interest	representing an Interest Withdrawal Amount. If you
rate that we will credit to the Death Benefit from the date	subsequently Surrender your Contract, any Market Value
of death until the Death Benefit is paid. See page 19.	Adjustments and Surrender Charges previously waived as
Contingent Annuitant – The individual who is not an	a result of any Interest Withdrawal Amounts taken in the
Annuitant and will become the Annuitant if all named	same Contract Year as the Surrender will be deducted
Annuitants die prior to the Annuity Commencement Date	from, or if applicable, added to the Accumulation Value.
and the Death Benefit is not otherwise payable. See page	Additionally, we will apply the current Market Value
10.	Adjustment and Surrender Charge at the time of the
Contract – This single premium modified guaranteed annuity	Surrender. See pages 8 and 14, respectively.
contract.	Irrevocable Beneficiary – A Beneficiary whose rights and
Contract Anniversary – The same day and month each year	interests under this Contract cannot be changed without
as the Contract Date. If the Contract Date is February	his, her or its consent. See page 11.
29th , in non-leap years, the Contract Anniversary shall be	Joint Owner – An individual who, along with another
March 1st .	individual Owner, is entitled to exercise the rights

incident to ownership. Both Joint Owners must agree to	Qualifying Medical Professional – A legally licensed
any change or the exercise of any rights under the	practitioner of the healing arts who: (1) is acting within
Contract. The Joint Owner may not be an entity and may	the scope of his or her license; (2) is not a resident of your
not be named if the Owner is an entity. See page 10.	household or that of the Annuitant; and (3) is not related
Market Value Adjustment (MVA) – An adjustment to	to you or the Annuitant by blood or marriage.
certain Withdrawals or a Surrender that may increase,	Right to Examine and Return this Contract – The period of
decrease or have no impact on the amount paid to you.	time during which you have the right to return the
See page 14. Additionally, the MVA will apply to the	Contract for any reason, or no reason at all, and receive
Accumulation Value on the date of death in regard to the	the Accumulation Value, adjusted for any Market Value
Death Benefit, or the date the Accumulation Value is	Adjustment, which may be more or less than the Single
applied to an Annuity Plan, but only if the MVA is	Premium paid. See page 23.
positive and would result in an increase to the	Single Premium – The single payment you make to us to put
Accumulation Value. See pages 19 and 21, respectively.	this Contract into effect. See page 11.
A Surrender Charge may also apply to certain	Surrender – A transaction in which the entire Cash Surrender
Withdrawals or to a Surrender. See page 8.	Value is taken from the Contract. See page 17.
Notice to Us – Notice made in a form that: (1) is approved by,	Surrender Charge – A charge applied to certain Withdrawals
or is acceptable to, us; (2) has the information and any	and to a Surrender during the Initial Guarantee Period and
documentation we determine in our discretion to be	will reduce the amount paid to you. See page 8. A
necessary to take the action requested or exercise the right	Market Value Adjustment may also apply to certain
specified; and (3) is received by us at our Customer	Withdrawals and to a Surrender and increase, decrease or
Service Center at the address specified on page 1. Under	have no impact on the amount paid to you. See page 14.
certain circumstances, we may permit you to provide	Terminal Condition – An illness or injury that results in a life
Notice to Us by telephone or electronically.	expectancy of twelve months or less, as measured from
Owner – The individual (or entity) who is entitled to exercise	the date of diagnosis by a Qualifying Medical
the rights incident to ownership. The terms “you” or	Professional.
“your,” when used in this prospectus, refer to the Owner.	Withdrawal – A transaction in which only a portion of the
See page 10.	Cash Surrender Value is taken from the Contract. See
Proof of Death – The documentation we deem necessary to	page 17.
establish death including, but not limited to: (1) a certified copy of a death certificate; (2) a certified copy of a
statement of death from an attending physician; (3) a
finding of a court of competent jurisdiction as to the cause of death; or (4) any other proof that we deem in our sole
discretion to be satisfactory to us. See page 19.

Summary – Contract Charges and Risk Factors

Surrender Charges
You will pay no charges in buying or owning the Contract. A Surrender Charge will apply to certain Withdrawals and to a Surrender, but only during the Guarantee Period you select for the Single Premium (which we refer to as the Initial Guarantee Period), according to the schedule below. The rate of the Surrender Charge is a percentage of the Accumulation Value being withdrawn that diminishes each Contract Year. The length of time the Surrender Charge will apply varies with the duration of the Initial Guarantee
Period. The Surrender Charge is deducted from the Accumulation Value.

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Guarantee				Surrender Charge Schedule – Contract Year
Period	1	2	3	4	5	6	7	8	9	10
5	8%	7%	6%	5%	4%	0	0	0	0	0
6	8%	7%	6%	5%	4%	3%	0	0	0	0
7	8%	7%	6%	5%	4%	3%	2%	0	0	0
8	8%	7%	6%	5%	4%	3%	2%	1%	0	0
9	8%	7%	6%	5%	4%	3%	2%	1%	0	0
10	8%	7%	6%	5%	4%	3%	2%	1%	0	0

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The Surrender Charge schedule does not restart when your Contract renews into another Guarantee Period. You will pay no Surrender
Charge once the Surrender Charge is zero after the first time your Contract renews into another Guarantee Period. We will deduct any
Surrender Charge after the MVA is applied. See page 14. A charge for premium taxes may also be deducted. See page 9.

Risk Factors
Purchasing the Contract involves certain risks as noted below. You should also carefully consider your personal tax situation before you purchase a Contract. See page 30 for a general discussion of the U.S. federal income tax treatment of the Contract.

Liquidity Risk – The Contract is designed for long-term investment and should be held for the length of the Initial Guarantee Period or the Guarantee Period, as applicable. The Interest Withdrawal Amount provides some liquidity. However, if you withdraw more than the Interest Withdrawal Amount, a Surrender Charge may apply during the Initial Guarantee Period, which in combination with the Market Value Adjustment, could result in the loss of principal and earnings. Because the Contract provides only limited liquidity during the Surrender Charge period, it is not suitable for short-term investment.

You may request a Withdrawal or Surrender the Contract by providing Notice to Us at any time prior to the Annuity Commencement
Date. Notice to Us that is received before the close of business on any Business Day will be processed the same day; otherwise, the
Withdrawal or Surrender will be taken as of the close of business on the next Business Day. We will generally pay the Cash
Surrender Value within 7 days of receipt of Notice to Us. We reserve the right in the Contract to defer paying a Withdrawal or the
Cash Surrender Value for up to 6 months after we receive your request, contingent upon written approval of the insurance supervisory official in the jurisdiction in which the Contract is issued.

Surrender Charge Risk during the Initial Guarantee Period – A Surrender Charge may apply to certain Withdrawals or a
Surrender during the Initial Guarantee Period only. The Surrender Charge is designed to recover the costs we incur in selling the
Contract if you request a Withdrawal or Surrender that is too early. Any Surrender Charge, in combination with the Market Value
Adjustment, could result in the loss of principal and earnings. You bear the risk that you may receive less than your Single Premium.

Interest Rate Risk and the Market Value Adjustment – The declared interest rate the Company offers may be as low as 0% for some Contracts. A Market Value Adjustment will apply to certain Withdrawals or a Surrender prior to the end of any Guarantee
Period. See page 14. We use the MVA to protect us from the risk that we will suffer a loss should we need to liquidate the investments we use to support the Guarantee Period Interest Rate in order to pay you the amount requested. The MVA may be negative, positive or result in no change. The MVA is generally negative when interest rates in the current market are higher than at the beginning of the Guarantee Period. At the time of any transaction involving the Contract, in the event that interest rates in the current market are higher, you bear the risk that you may receive less than your Single Premium.

Investment Risk – The Contract’s investment risk and return characteristics are similar to those of a zero coupon bond or certificate of deposit. See page 7. Accumulation Value maintained through the end of a Guarantee Period provides a fixed rate of return. The
Company guarantees principal and credited interest only when held for the length of the Initial Guarantee Period or the Guarantee
Period, as applicable. Otherwise, a Surrender Charge may apply, which in combination with the Market Value Adjustment, could result in the loss of principal and earnings. You bear the risk that you may receive less than your Single Premium.

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ING Life Insurance and Annuity Company

Organization and Operation
ING Life Insurance and Annuity Company issues the Contracts described in this prospectus and is responsible for providing each
Contract’s insurance and annuity benefits. We are a direct, wholly owned subsidiary of Lion Connecticut Holdings Inc.

We are a stock life insurance company organized under the insurance laws of the State of Connecticut in 1976 and an indirect wholly owned subsidiary of ING Groep N.V. (“ING”), a global financial institution active in the fields of insurance, banking and asset management. Through a merger, our operations include the business of Aetna Variable Annuity Life Insurance Company (formerly known as Participating Annuity Life Insurance Company, an Arkansas life insurance company organized in 1954). Prior to January 1,
2002, the Company was known as Aetna Life Insurance and Annuity Company.

As part of a restructuring plan approved by the European Commission, ING has agreed to separate its banking and insurance businesses by 2013. ING intends to achieve this separation over the next four years by divestment of its insurance and investment management operations, including the Company. ING has announced that it will explore all options for implementing the separation including initial public offerings, sales or combinations thereof.

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We are engaged in the business of issuing life insurance and annuities. Our principal executive offices are located at:

One Orange Way
Windsor, Connecticut 06095-4774

Regulatory Matters - the Company and the Industry
As with many financial services companies, the Company and its affiliates have received informal and formal requests for information from various state and federal governmental agencies and self-regulatory organizations in connection with inquiries and investigations of the products and practices of the financial services industry. In each case, the Company and its affiliates have been and are providing full cooperation.

      Insurance and Retirement Plan Products and Other Regulatory Matters
      Federal and state regulators, and self-regulatory agencies, are conducting broad inquiries and investigations involving the insurance and retirement industries. These initiatives currently focus on, among other things, compensation, revenue sharing, and other sales incentives; potential conflicts of interest; sales and marketing practices (including sales to seniors); specific product types
(including group annuities and indexed annuities); and disclosure. The Company and certain of its U.S. affiliates have received formal and informal requests in connection with such investigations, and have cooperated and are cooperating fully with each request for information. Some of these matters could result in regulatory action involving the Company. These initiatives also may result in new legislation and regulation that could significantly affect the financial services industry, including businesses in which the Company is engaged. In light of these and other developments, U.S. affiliates of ING, including the Company, periodically review whether modifications to their business practices are appropriate.

      Investment Product Regulatory Issues
      Since 2002, there has been increased governmental and regulatory activity relating to mutual funds and variable insurance products. This activity has primarily focused on inappropriate trading of fund shares; directed brokerage; compensation; sales practices, suitability, and supervision; arrangements with service providers; pricing; compliance and controls; adequacy of disclosure;
and document retention.

In addition to responding to governmental and regulatory requests on fund trading issues, ING management, on its own initiative, conducted, through special counsel and a national accounting firm, an extensive internal review of mutual fund trading in ING insurance, retirement, and mutual fund products. The goal of this review was to identify any instances of inappropriate trading in those products by third parties or by ING investment professionals and other ING personnel.

The internal review identified several isolated arrangements allowing third parties to engage in frequent trading of mutual funds within the variable insurance and mutual fund products of certain affiliates of the Company, and identified other circumstances where frequent trading occurred despite measures taken by ING intended to combat market timing. Each of the arrangements has been terminated and disclosed to regulators, to the independent trustees of ING Funds (U.S.) and in Company reports previously filed with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended.

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Action has been or may be taken by regulators with respect to certain ING affiliates before investigations relating to fund trading are completed. The potential outcome of such action is difficult to predict but could subject certain affiliates to adverse consequences, including, but not limited to, settlement payments, penalties, and other financial liability. It is not currently anticipated, however, that the actual outcome of any such action will have a material adverse effect on ING or ING’s U.S. based operations, including the
Company.

Separate Account
We allocate to a separate account the Single Premium you make to put this Contract into effect, which we refer to as the Guaranteed
Annuity Account. The Guaranteed Annuity Account, or GAA, is a nonunitized separate account, which means there are no discrete units of ownership of the assets of GAA. We own the assets held in GAA. We are not the trustee of these assets. The income, gains and losses, realized or unrealized, from the assets of GAA shall be credited to or charged against the separate account, without regard to other income, gains or losses of ING Life Insurance and Annuity Company. The assets of GAA, equal to the reserves and other contract liabilities with respect to the separate account, shall not be chargeable with liabilities arising out of any other business of ING
Life Insurance and Annuity Company.

We established and administer GAA according to Section 38a-433 of the Connecticut General Statutes and its related regulations that are applicable. Although the offering of the Contract is registered with the SEC under the Securities Act of 1933, as amended, we are not required to also register this separate account with the SEC under the Investment Company Act of 1940, as amended.

We intend to invest primarily in investment-grade fixed income securities, including:

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Securities issued by the U.S. government;
Issues of U.S. government agencies or instrumentalities (these issues may or may not be guaranteed by the U.S.
government.
Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by
Moody’s Investors Services, Inc. (Aaa, Aa, A or Baa), Standard & Poor’s Corporation (AAA, AA, A or BBB) or
any other nationally recognized rating service;
Other debt instruments, including those issued or guaranteed by banks or bank holding companies, and of corporations, which although not rated by Moody’s, Standard & Poor’s, or other nationally recognized rating services, are deemed by the Company’s management to have an investment quality comparable to securities that may be purchased as stated above; or
Commercial paper, cash or cash equivalents, and other short-term investments having a maturity of less than one year that are considered by the Company’s management to have investment quality comparable to securities, which may be purchased as stated above.

We may invest in futures and options. We purchase financial futures, related options and options on securities solely for non-
speculative hedging purposes. Should securities prices be expected to decline, we may sell a futures contract or purchase a put option on futures or securities to protect the value of securities held in or to be sold for GAA. Similarly, if securities prices are expected to rise, we may purchase a futures contract or a call option against anticipated positive cash flow or may purchase options on securities.

We are not obligated to invest the assets attributable to the Contract according to any particular strategy, except as required by
Connecticut and other state insurance laws. The Initial Guarantee Period Interest Rate and Guarantee Period Interest Rate we declare may not necessarily relate to the performance of GAA.

Product Regulation
Our products are subject to a complex and extensive array of state and federal tax, securities and insurance laws, and regulations, which are administered and enforced by a number of governmental and self-regulatory authorities. Specifically, U.S. federal income tax law imposes requirements relating to non-qualified annuity product design, administration, and investments that are conditions for beneficial tax treatment of such products under the Internal Revenue Code. (See page 30 for further discussion of some of these requirements.) Failure to administer certain non-qualified contract features (for example, contractual annuity start dates in non-
qualified annuities) could affect such beneficial tax treatment. In addition, state and federal securities and insurance laws impose requirements relating to insurance and annuity product design, offering and distribution, and administration. Failure to meet any of these complex tax, securities, or insurance requirements could subject the Company to administrative penalties, unanticipated remediation, or other claims and costs.

Charges

You pay no charges in buying or owning the Contract. A Surrender Charge may apply to a Withdrawal or upon Surrender of the
Contract. A charge for premium taxes may also be deducted.

Surrender Charge
During the Initial Guarantee Period only, a Surrender Charge may be deducted from the portion of the Accumulation Value being withdrawn in the following events:

A Withdrawal during the Initial Guarantee Period in an amount that is greater than the interest earned, if any, during the prior 12 months and not previously withdrawn, which we refer to as the Interest Withdrawal Amount;
or
A Surrender of the Contract that occurs outside of the 30-day period following the end of the Initial Guarantee
Period.

The Surrender Charge is designed to recover the costs we incur in selling the Contract if you request a Withdrawal or Surrender that is too early. The rate of the Surrender Charge is a percentage of the Accumulation Value being withdrawn that diminishes each Contract
Year. The length of time the Surrender Charge will apply varies by the duration of the Initial Guarantee Period. The Surrender
Charge is deducted from the Accumulation Value, after the MVA, according to the below schedule:

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Guarantee				Surrender Charge Schedule – Contract Year
Period	1	2	3	4	5	6	7	8	9	10
5	8%	7%	6%	5%	4%	0	0	0	0	0
6	8%	7%	6%	5%	4%	3%	0	0	0	0
7	8%	7%	6%	5%	4%	3%	2%	0	0	0
8	8%	7%	6%	5%	4%	3%	2%	1%	0	0
9	8%	7%	6%	5%	4%	3%	2%	1%	0	0
10	8%	7%	6%	5%	4%	3%	2%	1%	0	0

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The Surrender Charge schedule will only apply to the Initial Guarantee Period and does not restart when your Contract renews into another Guarantee Period. No Surrender Charge applies to:

The Interest Withdrawal Amount, which is the maximum amount you may withdraw without incurring a
Surrender Charge;
¡ IMPORTANT NOTE: If you subsequently Surrender your Contract, any Surrender Charges previously waived as a result of any Interest Withdrawal Amounts taken in the same Contract Year as the Surrender will be deducted from the Accumulation Value.
Payment of the Death Benefit;
The commencement of Annuity Payments that begin after the first Contract Year; or
Any Withdrawal or Surrender after the Initial Guarantee Period ends.

àExplanatory Example:
A Contract is purchased with $30,000 of Single Premium. The Initial Guarantee Period is five years with an annual effective rate of 3% (which we refer to as the Initial Guarantee Period Interest Rate). After three Contract Years, the Accumulation
Value equals $32,782 of which $955 (3% interest on $31,827, accumulated over the prior 12 months) is available at the end of the third Contract Year to withdraw without incurring Surrender Charges.

The Contract has a waiver of Surrender Charge for Extended Medical Care or a Terminal Condition. Extended Medical Care means confinement in a Hospital or Nursing Home prescribed by a Qualifying Medical Professional. Terminal Condition means an illness or injury that results in a life expectancy of 12 months or less, as measured from the date of diagnosis by a Qualifying Medical
Professional. For purposes of this waiver:

A Hospital or Nursing Home is defined as a hospital or a skilled care or intermediate care nursing facility:
¡Operating as such according to applicable law; and
¡At which medical treatment is available on a daily basis.
è A Hospital or Nursing Home does not include a rest home or other facility whose primary purpose is to provide accommodations, board or personal care services to individuals who do not need medical or nursing care.
A Qualifying Medical Professional is defined as a legally licensed practitioner of the healing arts who:
¡Is acting within the scope of his or her license;
¡Is not a resident of your household or that of the Annuitant; and
¡Is not related to you or the Annuitant by blood or marriage.

To qualify for a waiver as a result of Extended Medical Care:

You (or any Annuitant, if the Owner is a non-natural person) begin receiving Extended Medical Care on or after the first Contract Anniversary and receive such Extended Medical Care for at least 45 days during any continuous
60-day period; and
Your request for a Surrender or Withdrawal, together with satisfactory proof of such Extended Medical Care, must be provided by Notice to Us during the term of such Extended Medical Care or within 90 days after the last day that you received Extended Medical Care.

To qualify for a waiver as a result of a Terminal Condition:

You (or any Annuitant, if the Owner is a non-natural person) must first be diagnosed by a Qualifying Medical
Professional as having a Terminal Condition on or after the first Contract Anniversary; and
Your request for a Surrender or Withdrawal, together with satisfactory proof of such Terminal Condition, must be provided by Notice to Us.

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We require the proof of Extended Medical Care or a Terminal Condition to be in writing and, where applicable, attested to by a
Qualifying Medical Professional. We reserve the right in the Contract to require a secondary medical opinion by a Qualifying
Medical Professional of our choosing. We will pay for any such secondary medical opinion. The waiver of Surrender Charge for
Extended Medical Care or a Terminal condition is not available for contracts issued in Massachusetts.

Any Withdrawal or Surrender of the Contract that is eligible for waiver of the Surrender Charges as a result of Extended Medical Care or a Terminal Condition will remain subject to the MVA, as applicable. See page 14.

Overnight Charge
You may choose to have a $20 overnight charge deducted from the amount of a Surrender or Withdrawal you would like sent to you by overnight delivery service.

Premium Tax and Other Taxes
In certain states, the Single Premium you pay for the Contract is subject to a premium tax. A premium tax is generally any tax or fee imposed or levied on us by any state government or political subdivision thereof in consideration of your Single Premium received by
us. Currently, the premium tax ranges from zero to 3.5%, depending on your state of residence. We reserve the right in the Contract to recoup the amount of any premium tax from the Accumulation Value, adjusted for any MVA, if and when:

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The premium tax is incurred by us; or
The Accumulation Value is applied to an Annuity Plan on the Annuity Commencement Date.

We reserve the right in the Contract to change the amount we charge for the premium tax if you change your state of residence. We do not expect to incur any other tax liability attributable to the Contract. We also reserve the right to charge for any other taxes as a result of any changes in applicable law.

The Annuity Contract

The Contract described in this prospectus is a single premium deferred modified guaranteed annuity contract. The Contract is non-
participating, which means it will not pay dividends resulting from any of the surplus or earnings of the Company. The Contract consists of any attached application, amendment or Endorsements that are issued in consideration of the Single Premium paid. We urge you to read the Contract, which details your rights as the Owner. The Contract provides a means for you to allocate the Single
Premium to a Guarantee Period (which we refer to as the Initial Guarantee Period). A Guarantee Period is equal to one or more
Contract Years during which a declared Guarantee Period Interest Rate is guaranteed to be credited to the Single Premium or
Accumulation Value, as applicable. Initial Guarantee Periods of 3 to 10 years are currently available (3, 4, 5, 6 etc.) for the Single
Premium. At the end of the Initial Guarantee Period, the Contract will automatically renew into another Guarantee Period, until you give us alternative instructions. The Guarantee Periods available for renewals, where permitted, are limited to 1 year. For Contracts issued in Illinois, no renewals are permitted. See pages 13 and 21.

Owner
The Owner is the individual (or entity) entitled to exercise the rights incident to ownership. The Owner may be an individual or a non-natural person (e.g., a corporation or trust). We require the Owner to have an insurable interest in the Annuitant. See page 22.
Two individuals may own the Contract, which we refer to as Joint Owners. Joint Owners must agree to any changes or exercise of the rights under the Contract. The Death Benefit becomes payable if any Owner dies prior to the Annuity Commencement Date. If the
Owner is a non-natural person, the Death Benefit becomes payable if any Annuitant dies prior to the Annuity Commencement Date.
See page 19. We will pay the Death Benefit to the Beneficiary (see below).

Joint Owner
For Contracts purchased with after-tax money, which we refer to as non-qualified Contracts, Joint Owners may be named in a written request to us at any time before the Contract is in effect. A Joint Owner may not be an entity, however, and may not be named if the
Owner is an entity. In the case of Joint Owners, all Owners must agree to any change or exercise of the rights under the Contract. All other rights of ownership must be exercised jointly by both Owners. Joint Owners own equal shares of any benefits accruing or payments made to them. In the case of Joint Owners, upon the death of a Joint Owner, we will designate the surviving Joint Owner as the Beneficiary, and the Death Benefit is payable. See page 19. This Beneficiary change will override any previous Beneficiary designation. All rights of a Joint Owner terminate upon the death of that Owner, so long as the other Joint Owner survives, and the deceased Joint Owner’s entire interest in the Contract will pass to the surviving Joint Owner. The Death Benefit is either payable to the surviving Joint Owner, or in the case of a surviving Joint Owner who is the spouse of the deceased Joint Owner, will be payable if the surviving Joint Owner dies prior to the Annuity Commencement Date. See page 19.

Annuitant and Contingent Annuitant
The Annuitant is the individual upon whose life the Annuity Payments are based. The Annuitant must be a natural person, who is designated by you at the time the Contract is issued. There may be two Annuitants. If you do not designate the Annuitant, the Owner will be the Annuitant. In the case of Joint Owners, we will not issue a Contract if you have not designated the Annuitant. If the Owner is a non-natural person, an Annuitant must be named. We require the Owner to have an insurable interest in the Annuitant. See page
22.

You may name a Contingent Annuitant. A Contingent Annuitant is the individual who will become the Annuitant if the named
Annuitant dies prior to the Annuity Commencement Date.

Neither the Annuitant nor the Contingent Annuitant can be changed while he or she is still living. Permitted changes to the Annuitant:

If the Owner is an individual, and the Annuitant dies before the Annuity Commencement Date, the Contingent
Annuitant, if any, will become the Annuitant, if two Owners do not exist.
Otherwise, the Owner will become the Annuitant if the Owner is a natural person.
If two individual Owners exist, the youngest Owner will become the Annuitant.
The Owner, or joint Owners, must name an individual as the Annuitant if the Owner is age 85 or older as of the date of the Annuitant’s death. We require the Owner to have an insurable interest in the Annuitant. See page 22.

If the Owner is a non-natural person, and any Annuitant dies before the Annuity Commencement Date, we will pay the Death Benefit to the designated Beneficiary (see below). There are different distribution requirements under the Code for paying the Death Benefit on a Contract that is owned by a non-natural person. You should consult your tax adviser for more information if the Owner is a non-
natural person.

Beneficiary
The Beneficiary is the individual or entity designated by you to receive the Death Benefit. The Beneficiary may become the successor
Owner if the Owner, who is a spouse, as defined under U.S. federal law, dies before the Annuity Commencement Date. The Owner may designate a Contingent Beneficiary, who will become the Beneficiary if all primary Beneficiaries die before any Owner (or any
Annuitant if the Owner is a non-natural person). The Owner may designate one or more primary Beneficiaries and Contingent
Beneficiaries. The Owner may also designate any Beneficiary to be an Irrevocable Beneficiary. An Irrevocable Beneficiary is a
Beneficiary whose rights and interest under the Contract cannot be changed without the consent of such Irrevocable Beneficiary.

Payment of the Death Benefit to the Beneficiary:

We pay the Death Benefit to the primary Beneficiary (unless there are Joint Owners, in which case the Death
Benefit is paid to the surviving Owner(s)).
If all primary Beneficiaries die before any Annuitant or any Owner, as applicable, we pay the Death Benefit to any Contingent Beneficiary.
If there is a sole natural Owner and no surviving Beneficiary (or no Beneficiary is designated), we pay the Death
Benefit to the Owner’s estate.
If the Owner is not a natural person and all Beneficiaries die before the Annuitant (or no Beneficiary is designated), the Owner will be deemed to be the primary Beneficiary.
One or more individuals may be a Beneficiary or Contingent Beneficiary.
In the case of more than one Beneficiary, we will assume any Death Benefit is to be paid in equal shares to all surviving Beneficiaries in the same class (primary or contingent), unless you provide Notice to Us directing otherwise.

We will deem a Beneficiary to have predeceased the Owner if:

The Beneficiary died at the same time as the Owner;
The Beneficiary died within 24 hours after the Owner’s death; or
There is insufficient evidence to determine that the Beneficiary and Owner died other than at the same time.

The Beneficiary may decide how to receive the Death Benefit, subject to the distribution requirements under Section 72(s) of the
Code. You may restrict a Beneficiary’s right to elect an Annuity Plan or receive the Death Benefit in a single lump-sum payment.

Change of Owner or Beneficiary
You may transfer ownership of a non-qualified Contract before the Annuity Commencement Date. We require any new Owner to have an insurable interest in the Annuitant. See page 19. You have the right to change the Beneficiary unless you have designated such person as an Irrevocable Beneficiary at any time prior to the Annuity Commencement Date. Notice to Us is required for any changes pursuant to the Contract. Any such change will take effect as of the date Notice to Us is received and not affect any payment made or action taken by us before recording the change. A change of Owner likely has tax consequences. See page 30 for more information.

Contract Purchase Requirements
We will issue a Contract so long as the Annuitant and the Owner (if a natural person) are age 80 or younger at the time of application.
An insurable interest must exist at the time we issue the Contract. In purchasing the Contract, you will represent and acknowledge that the Owner has an insurable interest in the Annuitant. We require the agent/registered representative to confirm on the application that the Owner has an insurable interest in the Annuitant. Insurable interest means the Owner has a lawful and substantial economic interest in the continued life of the Annuitant. See page 22.

The payment (which we refer to as the Single Premium) for non-qualified (purchased with after-tax money) Contracts must be at least
$10,000, and the Single Premium for qualified (purchased with pre-tax money) Contracts must be at least $5,000. We will accept as the Single Premium payments from multiple sources involving transfers and exchanges identified on the application and received no more than 45 days after our receipt of the application. In the case of multiple transfers and exchanges, the Contract Date will be the weighted average of when each payment is received:

àIllustrative Example
Three transfers are indicated on the application. We receive the first transfer, in the amount of $10,000, on January 16, 2009.
We receive the second transfer, in the amount of $6,000, on February 12, 2009. We receive the third transfer, in the amount of $5,000, on February 15, 2009.

Step 1 is to determine the date differences, using the date of the first transfer received as day 0 and calculating the number of days between the first transfer and the subsequent transfers. We received the second transfer 27 days after January 16, 2009.
We received the third transfer 30 days after January 16, 2009.

Step 2 is to weight the days by the amount of each transfer received. The calculation for this purpose equals the sum of the amount of each transfer multiplied by the number of days difference between the first transfer and the subsequent transfer, and divided by the sum of the amount of each transfer, as follows:

(10,000 * 0) + (6,000 * 27) + (5,000* 30) = 312,000	= 14.85714 days, rounded to 15 days, as the
10,000 + 6,000 + 5,000 = 21,000	weighted average

Step 3 is to add the weighted average additional days to the date the first transfer was received, which in this case is January
16, 2009. January 16, 2009 plus 15 days results in the Contract Date of January 31, 2009 in this example.

We may refuse to accept certain forms of payment (e.g., travelers’ checks). We may also require information as to why a particular form of payment was used (e.g., third party checks), and the source of the funds, before we decide to accept it. We will not issue a
Contract when you use an unacceptable form of payment. We will return to the source any payments we determine to be unacceptable.

If your Single Premium payment was transmitted by wire order from your agent/registered representative (broker-dealer), we will follow one of the following two procedures after we receive and accept the wire order and investment instructions. The procedure we will follow depends on whether your state or agent/registered representative (broker-dealer) requires a paper application to issue the
Contract.

If an application is required, we will issue the Contract along with a Contract acknowledgement and delivery statement, but we reserve the right to void the Contract if we are not in receipt of a properly completed application within 5 days of receiving the Single Premium. We will refund the Accumulation Value plus any charges we deducted, and the Contract will be voided. We will return the Single Premium when required.
When an application is not required, we will issue the Contract along with a Contract acknowledgement and delivery statement. We require you to execute and return the Contract acknowledgement and delivery statement.
Until you do, we will require a signature guarantee, or notarized signature, on certain transactions prior to processing.

Our prior approval is required for a Single Premium that would cause the Accumulation Value of all annuities you maintain with us to exceed $1,000,000.

Availability of the Contract
The Contract is designed for people seeking long-term tax-deferred accumulation of assets, generally for retirement or other long-term purposes. The tax-deferred feature is more attractive to people in high federal and state tax brackets. You should not buy this
Contract if:

You are looking for a short-term investment;
You cannot risk getting back an amount less than your initial investment; or
Your assets are in a plan that already provides for tax-deferral and you can identify no other benefits in purchasing this Contract.

When considering an investment in the Contract, you should consult with your investment professional about your financial goals, investment time horizon and risk tolerance.

Replacing an existing insurance contract with this Contract may not be beneficial to you. Before purchasing the Contract, you should determine whether your existing contract will be subject to any fees or penalties upon termination of such contract.
You should also compare the fees and charges, coverage provisions and limitations, if any, of your existing contract to this
Contract.

Individual Retirement Accounts, or IRAs, and other qualified plans already have the tax-deferral feature found in this Contract. For an additional cost, the Contract provides other features and benefits, which other plans may not provide. You should not purchase a qualified Contract unless you want these other features and benefits, taking into account their cost. See page 34 for more information.

Crediting of Premium Payments
We will process your Single Premium within 2 Business Days of receipt and allocate it according to the instructions you specify, SO
LONG AS the application and all information necessary for processing the Contract is complete.

In the event that your application is incomplete for any reason, we are permitted to retain your Single Premium for up to 5 Business
Days while attempting to complete it. If the application cannot be completed during this time, we will inform you of the reasons for the delay. We will also return the Single Premium promptly. Alternatively, you may direct us to hold the Single Premium, which we will place in a non-interest bearing account until the application is completed. Once you complete the application, we will process your Single Premium within 2 Business Days and allocate it to the Guarantee Period that you have specified.

Accumulation Value
On the Contract Date, the Accumulation Value equals the Single Premium less any premium tax. We calculate the Accumulation
Value at the end of each day thereafter:

Accumulation Value as of the end preceding of the preceding day
è Plus the interest, if any, pursuant to the Initial Guarantee Period Interest Rate or the Guarantee Period Interest
Rate, as applicable (see below), to be credited from the end of the previous day to the end of the current day
è Minus the amount of any Withdrawals or Surrender (see page 17)
è Adjusted for the MVA (see page 14) at the end of the current day on which the Withdrawal is taken or a
Surrender occurs
è Minus any Surrender Charges (see page 8) at the end of the current day on which the Withdrawal is taken or a
Surrender occurs

Administrative Procedures
We may accept a request for Contract service in writing, by telephone, or other approved electronic means, subject to our administrative procedures, which vary depending on the type of service requested and may include proper completion of certain forms, providing appropriate identifying information, and/or other administrative requirements. Please be advised that the risk of a fraudulent transaction is increased with telephonic or electronic instructions (for example, a facsimile Surrender request form), even if appropriate identifying information is provided.

Other Contracts
We and our affiliates offer various other products with different features and terms than the Contract. These products may have different benefits, fees and charges, and may or may not better match your needs. Please consult your agent/registered representative if you are interested in learning more information about these other products.

Guarantee Periods and Market Value Adjustment

Initial Guarantee Periods and Guarantee Periods for Renewals
A Guarantee Period is equal to one or more Contract Years during which a declared Guarantee Period Interest Rate is guaranteed to be credited to the Single Premium or Accumulation Value, as applicable. The following Guarantee Periods are currently available:

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Initial Guarantee Periods	Guarantee Periods for Renewals
5 to 10 years	1 year
( 5, 6, 7 etc.)
è You select the Initial Guarantee Period for the Single	è We automatically apply the Accumulation Value to the
Premium.	1-year Guarantee Period at the end of the Initial Guarantee
Period, or each succeeding Guarantee Period, as applicable,
until you give us alternative instructions.
¡ IMPORTANT NOTE: The Initial Guarantee Period is	¡ IMPORTANT NOTE: For Contracts issued in Illinois,
limited to 5 years or less if the Owner is age 76 to 80.	no renewals are permitted. See page 21.

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You select the Guarantee Period for the Single Premium. You may only select one Guarantee Period to allocate the Single Premium
(which we refer to as the Initial Guarantee Period). At the end of the Initial Guarantee Period you selected for the Single Premium, we automatically apply the Accumulation Value to the 1-year Guarantee Period, unless your Contract is issued in Illinois (see below).

With each renewal thereafter, we will continue to automatically apply your Accumulation Value to successive Guarantee
Periods, each lasting no more than one year, until you give us alternative instructions.

For Contracts issued in Illinois, no Guarantee Periods for renewals are available because renewals are not permitted under the
Contract. At the end of the Initial Guarantee Period you selected for the Single Premium, you can apply the Accumulation Value plus the MVA (only if the adjustment would be positive), less any premium tax owed, to an Annuity Plan. See page 21. If you do not elect an Annuity Plan, we will make a single lump-sum payment to you.

We may offer Guarantee Periods of different durations for the Initial Guarantee Periods. The Guarantee Periods available for renewals, if available, are limited to 1 year each.

Initial Guarantee Period Interest Rate and Guarantee Period Interest Rate
Each of the Initial Guarantee Period Interest Rate and the Guarantee Period Interest Rate is the effective annual rate that we will credit to the Accumulation Value when held for the duration of the Initial Guarantee Period and Guarantee Period, respectively. We credit interest daily at a rate that yields the Initial Guarantee Period Interest Rate and the Guarantee Period Interest Rate for the Initial
Guarantee Period and the Guarantee Period, respectively. In the event of a Withdrawal, Surrender, the Death Benefit becomes payable or you elect to receive Annuity Payments, interest, if any, will be credited to the portion of the Accumulation Value applied to the transaction, including the day the transaction is processed. We will declare the Guaranteed Period Interest Rate in advance of the applicable Guarantee Period. Your agent/registered representative should have the guaranteed rates of return currently available. You can also find them out by contacting us. Our contact information appears on page 1. The Guarantee Period Interest Rate is guaranteed to be no less than 0%, except for Contracts issued in Indiana, Maryland, North Carolina, Iowa and Washington, where the Guaranteed
Period Interest Rate is guaranteed to be greater than 0%, and is currently 0.25%.

We do not use a specific formula to set these guaranteed rates of interest. We determine the interest rates in our sole discretion. We may, but are not required to consider, factors, including but not limited to the interest rate on the fixed income investments we use to support our guarantees (in which you have no direct or indirect interest), regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

Market Value Adjustment
A Market Value Adjustment (or MVA) will apply to certain Withdrawals or to a Surrender. Additionally, the MVA will apply to the
Accumulation Value on the date of death in regard to the Death Benefit, or the date the Accumulation Value is applied to an Annuity
Plan, but only if the adjustment would be positive and result in an increase to the Accumulation Value. We apply the MVA to the
Accumulation Value, before deducting any Surrender Charges, as follows:

A Withdrawal in an amount that is greater than the interest earned, if any, during the prior 12 months and not previously withdrawn, which we refer to as the Interest Withdrawal Amount.
If you request a Surrender, the MVA will be calculated on the total Accumulation Value.
¡ IMPORTANT NOTE: If you subsequently Surrender your Contract, any MVA previously waived as a result of any Interest Withdrawal Amounts taken in the same Contract Year as the Surrender will be deducted from, or if applicable, added to the Accumulation Value prior to the application of the current MVA at the time of Surrender.
In the event of a Death Benefit or commencement of Annuity Payments under an Annuity Plan, the MVA will apply to, and increase the Accumulation Value as a result, but only if positive. Any negative MVA is waived.

The MVA will not apply to:

The Interest Withdrawal Amount; or
A Withdrawal or Surrender that takes place during the 30-day period following the end of the Initial Guarantee
Period or any such succeeding Guarantee Period.
¡ IMPORTANT NOTE: If you subsequently Surrender your Contract, any MVA previously waived as a result of any Interest Withdrawal Amounts taken in the same Contract Year as the Surrender will be deducted from, or if applicable, added to the Accumulation Value prior to the application of the current MVA at the time of Surrender.

The MVA is determined by a mathematical formula that measures the changes in the interest rate environment since the beginning of the Guarantee Period. We use the MVA to protect us from the risk that we will suffer a loss should we need to liquidate the investments we use to support the Guarantee Period Interest Rate in order to pay you the amount requested. The MVA will generally cause the Accumulation Value to be adjusted, either upward or downward, depending on whether interest rates in the market at that time are higher or lower than when the Guarantee Period began. The MVA could also result in no adjustment to the Accumulation
Value. The MVA formula appears below followed by hypothetical examples illustrating both a negative and positive MVA.

The MVA may be negative, positive or result in no change. The MVA is generally negative when interest rates in the current market are higher than at the beginning of the Guarantee Period (the Accumulation Value or Cash Surrender Value, as applicable, is adjusted downward by the MVA Factor). The MVA is generally positive when the interest rates in the current market are lower than at the beginning of the Guarantee Period (the Accumulation Value or Cash Surrender Value, as applicable, is adjusted upward by the MVA
Factor). The MVA Factor is a composite of index rates and corporate spreads with the values based on different external indexes, as reported by a national quoting service. The index for the index rate is the Treasury Constant Maturity Series, as published by the
Federal Reserve. The corporate spread is based on the option adjusted spread (OAS) of the Barclays U.S. Aggregate Corporate Index.

We currently set the index rate and corporate spread once a week. We reserve the right in the Contract to set these values more frequently. We also reserve the right in the Contract to substitute the index in the event the Treasury Constant Maturity Series or
Barclays U.S. Aggregate Corporate Index is no longer available. For Contracts issued in Indiana, Maryland, North Carolina, Iowa and
Washington, this right is subject to approval of the Interstate Insurance Product Regulation Commission.

The MVA Factor has a bias of 0.25%, which means the MVA formula is weighted in our favor, except in the following states. This bias will cause the MVA Factor to be slightly more negative or less positive, as applicable. For Contracts issued in Indiana, Maryland,
North Carolina, Iowa and Washington, the MVA Factor does not have a bias. Also, the bias is zero during the Right to Examine and
Return this Contract. See page 23.

MVA Formula

For Contracts issued in Indiana, Maryland, North Carolina, Iowa and Washington, and during the Right to Examine and Return this
Contract for all other Contracts:

n
12
MVA Factor = [	(1+a+i)	] -1
( 1 +b + j )

After the Right to Examine and Return this Contract has expired for Contracts issued outside of Indiana, Maryland, North Carolina,
Iowa and Washington:

n
(1+a+i)	12
MVA Factor = [( 1 + b + j + 0.25% ) ] -1

Variables

a =	the index rate, determined at		Accumulation Value is		applied to an Annuity Plan,
	the beginning of the		applied to an Annuity Plan,		as applicable.
	Guarantee Period, based on		as applicable.
	time to maturity equal to the			n =	number of months (including
	Guarantee Period.	i =	value of the corporate spread		the current month) remaining
			index at the beginning of the		in the Guarantee Period,
b =	the index rate based on time		Guarantee Period.		determined on: the date of the
	to maturity equal to the				Withdrawal or Surrender; the
	number of years (including	j =	value of the corporate spread		date of death in regard to the
	the current year) remaining in		index determined on: the date		Death Benefit; or the date the
	the Guarantee Period,		of the Withdrawal or		Accumulation Value is
	determined on: the date of the		Surrender; the date of death		applied to an Annuity Plan,
	Withdrawal or Surrender; the		in regard to the Death		as applicable.
	date of death in regard to the		Benefit; or the date the
	Death Benefit; or the date the		Accumulation Value is

MVA Examples

The examples in the left-hand column below show the impact of the MVA on the Cash Surrender Value for both a Surrender and Withdrawal. These examples assume Surrender of a Contract with $100,000 of Accumulation Value in the fourth
Contract Year of a 10-year Guarantee Period. The MVA factor and dollar amount of the MVA is determined by applying the values indicated in the right-hand column below to the MVA formula above.

In addition to the MVA, the Accumulation Value in these examples is also subject to a 5% Surrender Charge. The dollar amount of the Surrender Charge, as indicated to the left below, is deducted from the Accumulation Value after the MVA is applied.

Illustrative Example #1 – Surrender

			èTheMVA is NEGATIVE when current values are higher
	Negative	Positive	than the values at the beginning of the Guarantee Period…
	MVA	MVA
Accumulation Value	$100,000	$100,000	a = 5.00%	j = 3.05%
			b = 5.35%	n = 84
MVA Factor	-3.49013%	0.32437%	i = 3.10%
MVA Amount	($3,490.13)	$324.37
			èTheMVA is POSITIVE when current values are lower than
Surrender Charge	($4,825.29)	($5,016.22)	the values at the beginning of the Guaranteed Period…
Cash Surrender
Value	$91,684.38	$95,308.16	a = 5.00%	j = 3.15%
			b = 4.65%	n = 84
			i = 3.10%

Illustrative Example #2 – Withdrawal of $20,000
Note: The first $5,000 withdrawn constitutes a Withdrawal of interest earned during the prior 12 months that is not previously withdrawn (which we refer to as the Interest Withdrawal Amount). Consequently, a Surrender Charge is payable on, and the MVA is applied to, $15,000, which is the amount by which the Withdrawal is greater than the Interest Withdrawal Amount (which we refer to as an Excess Withdrawal).

			èTheMVA is NEGATIVE when current values are higher
	Negative	Positive	than the values at the beginning of the Guarantee Period…
	MVA	MVA
Accumulation Value	$100,000	$100,000	a = 5.00%	j = 3.05%
			b = 5.35%	n = 84
Withdrawal Amount	($20,000)	($20,000)	i = 3.10%
Interest Withdrawal	$5,000	$5,000	èTheMVA is POSITIVE when current values are lower than
Amount			the values at the beginning of the Guaranteed Period…
Excess Withdrawal	($15,000)	($15,000)
MVA Factor	-3.49013%	1.96439%	A = 5.00%	j = 3.15%
			B = 4.65%	n = 84
MVA Amount	($571.00)	$304.19	i = 3.10%
Surrender Charge	(789.47)	789.47
Portion of Cash	$21,360.48	$20,485.28
Surrender Value

Surrender and Withdrawals

Except under certain qualified Contracts, you may Surrender the Contract for the Cash Surrender Value, or make a Withdrawal of a portion of the Accumulation Value any time before the earlier of:

The date on which Annuity Payments begin; and
The death of the Owner (or, if the Owner is not a natural person, the death of the Annuitant).

A Surrender or Withdrawal before the Owner or Annuitant, as applicable, reaches age 59 ½ may be subject to a U.S. federal income tax penalty equal to 10% of the amount treated as income, for which you would be responsible. See page 30 for a general discussion of the U.S. federal income tax treatment of the Contract, which discussion is not intended to be tax advice. You should consult a tax adviser for advice about the effect of U.S. federal income tax laws, state laws or any other tax laws affecting the Contract, or any transaction involving the Contract.

Cash Surrender Value
Upon a Surrender of the Contract, you will receive the full cash value of the Contract (which amount we refer to as the Cash Surrender
Value). We do not guarantee a minimum Cash Surrender Value. On any date during the Contract’s accumulation phase, we calculate the Cash Surrender Value as follows:

The Accumulation Value
è Adjusted by the Market Value Adjustment, if any
¡ IMPORTANT NOTE: Any MVA previously waived as a result of any Interest Withdrawal Amounts taken in the same Contract Year as the Surrender will be deducted from, or if applicable, added to the
Accumulation Value prior to the application of the current MVA at the time of Surrender. The MVA will not apply to a Surrender that takes place during the 30-day period following the end of the Initial Guarantee
Period or any succeeding Guarantee Period.
è Minus any Surrender Charges
¡ IMPORTANT NOTE: Any Surrender Charges previously waived as a result of any Interest Withdrawal
Amounts taken in the same Contract Year as the Surrender will be deducted from the Accumulation Value prior to the Surrender Charges applicable at the time of Surrender. No Surrender Charges will apply after the Initial Guarantee Period ends.

To Surrender the Contract, you must provide Notice to Us of such Surrender. If we receive your Notice to Us before the close of business on any Business Day, we will determine the Cash Surrender Value at the close of business on such Business Day; otherwise, we will determine the Cash Surrender Value as of the close of the next Business Day. We will generally pay the Cash Surrender
Value within 7 days of receipt of Notice to Us of such Surrender. See page 22.

Withdrawals
You may take a portion of the Accumulation Value from the Contract (which we refer to as a Withdrawal). To make a Withdrawal, you must provide Notice to Us of such Withdrawal. If we receive your Notice to Us before the close of business on any Business
Day, we will determine the amount of the Accumulation Value at the close of business on such Business Day; otherwise, we will determine the amount of the Accumulation Value as of the close of the next Business Day. A Withdrawal may be subject to a
Surrender Charge. The Surrender Charge is a percentage of and deducted from the Accumulation Value, after the MVA.

We currently offer the following Withdrawal options:

Regular Withdrawals; and
Systematic Withdrawals.

Regular Withdrawals and the Minimum Withdrawal Amount
After your Right to Examine and Return this Contract has expired (see page 23), you may make one or more regular Withdrawals.
Each Withdrawal must be a minimum of the lesser of:

$1,000;
The Interest Withdrawal Amount; and
The minimum distribution amount for qualified Contracts required by the Code (see page 34).
¡ IMPORTANT NOTE: You will pay applicable Surrender Charges, if any, and the MVA will apply to any such Withdrawals that exceed the Interest Withdrawal Amount.

You are permitted to make regular Withdrawals regardless of whether you have previously elected, or continue to elect, to make systematic Withdrawals. A Withdrawal will be deemed a Surrender and the Cash Surrender Value will be paid if, after giving effect to such Withdrawal, the Cash Surrender Value remaining would be less than $2,500.

Systematic Withdrawals
You may choose to receive automatic systematic Withdrawal payments from the Accumulation Value, provided you are not making
IRA withdrawals (see “Withdrawals from Individual Retirement Annuities” below). You may take systematic Withdrawals monthly, quarterly or annually. Systematic Withdrawals will incur Surrender Charges, and the MVA may apply, as applicable. There is no additional charge for electing the systematic Withdrawal option.

If you are eligible for systematic Withdrawals, you must provide Notice to Us of the date on which you would like such systematic
Withdrawals to start. This date must be no earlier than 30 days after the Contract Date and no later than the 28th day of the calendar month. For a day that is after the 28th day of the calendar month, the payment will be made on the first Business Day of the next succeeding calendar month. Subject to these restrictions on timing, if you have not indicated a start date, your systematic Withdrawals will be made starting on the next Business Day after your Contract Date at the frequency you have selected, which may be either monthly, quarterly or annually. If the day on which a systematic Withdrawal is scheduled to occur is not a Business Day, the
Withdrawal will be made on the next succeeding Business Day.

The amount of your systematic Withdrawal can be expressed as either:

A fixed dollar amount; or
The interest earned, if any, during the prior 12 months not previously withdrawn, which we refer to as the
Interest Withdrawal Amount.

The amount withdrawn by each systematic Withdrawal must be a minimum of $100. You may change your systematic Withdrawal election once per Contract Year, except in a Contract Year during which you have previously made a regular Withdrawal. You may cancel the systematic Withdrawal option at any time. You must provide Notice to Us at least 7 days before the date of the next scheduled systematic Withdrawal to ensure such systematic Withdrawal and successive systematic Withdrawals are not effected.

Surrender Charges on Systematic Withdrawals
Systematic Withdrawals will incur Surrender Charges, unless you elect to limit the amount of your systematic Withdrawals to the
Interest Withdrawal Amount. In the event that a systematic Withdrawal incurs a Surrender Charge, we will deduct the Surrender
Charge from the Accumulation Value.

Market Value Adjustments on Systematic Withdrawals
A Market Value Adjustment will apply to systematic Withdrawals, unless you elect to limit the amount of your systematic
Withdrawals to the Interest Withdrawal Amount. In the event that a systematic Withdrawal is subject to the MVA, we will apply the
MVA to the Accumulation Value prior to deducting applicable Surrender Charges, if any.

Withdrawals from Individual Retirement Annuities
If you have an IRA Contract (other than a Roth IRA Contract) and will be at least age 70½ during the current calendar year, you may, pursuant to your IRA Contract, elect to have distributions made to you to satisfy requirements imposed by U.S. federal income tax law. Such IRA Withdrawals provide for the payout of amounts required to be distributed by the Internal Revenue Service rules governing mandatory distributions under qualified plans.

If you elect to make IRA Withdrawals, we will send you a notice before such IRA Withdrawals commence, and you may elect to make IRA Withdrawals at that time, or at a later date. Any IRA Withdrawals will be made at the frequency you have selected (which may be monthly, quarterly or annually) and will commence on the start date you have selected, which must be no earlier than 30 days after the Contract Date and no later than the 28th day of any calendar month. For a day that is after the 28th day of the calendar month, the payment will be made on the first Business Day of the next succeeding month. Subject to these restrictions on timing, if you have not indicated a start date, your IRA Withdrawals will begin on the first Business Day following your Contract Date at the frequency you have selected.

At your discretion, you may request that we calculate the amount that you are required to withdraw from your IRA Contract each year based on the information you give us and the various options under the IRA Contract that you have chosen. This amount will be a minimum of $100 per IRA Withdrawal. Alternatively, we will accept your written instructions setting forth your calculation of the required amount to be withdrawn from your IRA Contract each year, also subject to the $100 minimum per IRA Withdrawal. If at any time the IRA Withdrawal amount is greater than the Accumulation Value, we will immediately terminate the IRA Contract and promptly send you an amount equal to the Cash Surrender Value.

You may not elect to make IRA Withdrawals if you have already elected to make systematic Withdrawals. Additionally, since only one systemic Withdrawal option may be elected at a time, if you have elected to make such systematic Withdrawals, the distributions thereunder must be sufficient to satisfy the mandatory distribution rules imposed by U.S. federal income tax law; otherwise, we may alter such distributions to comply with U.S. federal income tax law. You are permitted to change the frequency of your IRA
Withdrawals once per Contract Year, and you may cancel IRA Withdrawals altogether at any time by providing Notice to Us at least 7 days before the next scheduled IRA Withdrawal date to ensure such scheduled IRA Withdrawal and successive IRA Withdrawals are not effected.

Death Benefit

Death Benefit prior to the Annuity Commencement Date
The Contract provides for a Death Benefit equal to the Accumulation Value, plus the MVA, but only if the adjustment would be positive. The Death Benefit is calculated as of the date of death of any Owner (or, if the Owner is not a natural person, upon any
Annuitant’s death) and payable upon:

Our receipt of Proof of Death (provided the Accumulation Value has not been applied to an Annuity Plan); and
Our receipt of all required claim forms.

Proof of Death is the documentation we deem necessary to establish death, including, but not limited to:

A certified copy of a death certificate;
A certified copy of a statement of death from an attending physician;
A finding of a court of competent jurisdiction as to the cause of death; or
Any other proof that we deem in our sole discretion to be satisfactory to us.

From the date of death until the Death Benefit is paid, we will credit the Death Benefit with interest at the greater of:

The Company Death Benefit Rate, which is the effective annual interest rate, determined solely in our discretion and subject to change; or
The applicable state interest rate required to be paid on annuity death claims, if any.

The Company Death Benefit Rate may be less than the Guarantee Period Interest Rate in effect as of the date of death, but shall not be less than zero percent. Your Beneficiaries may contact us to determine the current Company Death Benefit Rate. Contact information for our Customer Service Center is specified on page 1.

Once we have received Proof of Death and all required documentation necessary to process the claim, we will generally pay the Death
Benefit within 7 days of such date. We will pay the Death Benefit under a non-qualified Contract according to Section 72(s) of the
Code. Only one Death Benefit is payable under the Contract. The Death Benefit will be paid to the named Beneficiary, unless the
Contract has joint Owners (or if the Owner is not a natural person, two Annuitants), in which case any surviving Owner (or Annuitant, as applicable) will take the place of, and be deemed to be, the Beneficiary entitled to collect the Death Benefit. The Owner may restrict how the Beneficiary is to receive the Death Benefit (e.g., by requiring a lump-sum payment, installment payments or that any amount be applied to an Annuity Plan). See page 10.

Spousal Beneficiary Contract Continuation
Any surviving spouse of a deceased Owner who is a named Beneficiary (or deemed Beneficiary) has the option, but is not required, to continue the Contract under the same terms existing prior to such Owner’s death. Such election would be in lieu of payment of the
Death Benefit. The surviving spouse’s right to continue the Contract is limited by our use of the term “spouse,” as it is defined under
U.S. federal law, which refers only to a person of the opposite sex who is a husband or a wife. Also, the surviving spouse may not continue the Contract if he or she is age 85 or older on the date of the Owner’s death. If the surviving spouse elects to continue the
Contract, the following will apply:

The surviving spouse will replace the deceased Owner as the Annuitant (if the deceased Owner was the
Annuitant);
The age of the surviving spouse will be used as the Owner’s age under the continued Contract as the surviving spouse will become the new Owner of the Contract;
The Initial Guarantee Period may not extend beyond the latest Annuity Commencement Date for the surviving spouse;
All rights of the surviving spouse as the Beneficiary under the Contract in effect prior to such continuation election will cease;
Any Surrender Charge applicable to the Single Premium paid prior to the original Owner’s death will be waived (the MVA will continue to apply, however, to a subsequent Surrender or any Withdrawals);
All rights and privileges granted by the Contract or allowed by us will belong to the surviving spouse as the
Owner of the continued Contract; and
Upon the death of the surviving spouse as the Owner of the Contract, the Death Benefit will be distributed to the Beneficiary or Beneficiaries as described below, and the Contract will terminate.

Payment of the Death Benefit to a Spousal or Non-spousal Beneficiary Subject to any payment restriction imposed by the Owner, the Beneficiary may decide to receive the Death Benefit:

In one lump sum payment or installment payments; or
By applying the Death Benefit to an Annuity Plan

The Beneficiary may receive the Death Benefit in one lump sum payment or installment payments, provided the Death Benefit is distributed to the Beneficiary within 5 years of the Owner’s death. The Beneficiary has until 1 year after the Owner’s death to decide to apply the Death Benefit to an Annuity Plan. If the Death Benefit is applied to an Annuity Plan, the Beneficiary is deemed to be the
Annuitant, and the Annuity Payments must:

Be distributed in substantially equal installments over the life of such Beneficiary or over a period not extending beyond the life expectancy of such Beneficiary; and
Begin no later than 1 year after the date of the Owner’s death.

If we do not receive a request to apply the Death Benefit to an Annuity Plan, we will make a single lump-sum payment to the
Beneficiary. Unless you elect otherwise, the payment will be made into an interest bearing account, backed by our general account, which can be accessed by the Beneficiary through a checkbook feature. The Beneficiary may access the Death Benefit proceeds at any time without penalty. For information on required distributions under U.S. federal income tax laws, see “Required Distributions upon Contract Owner’s Death” below. Interest earned on amounts held in the interest bearing account may be less than interest paid on other settlement options, as we seek to make a profit on such interest bearing accounts.

The Beneficiary may elect to receive the Death Benefit in payments over a period of time based on his or her life expectancy. These payments are sometimes referred to as stretch payments. Stretch payments for each calendar year will vary in amount because they are based on the Accumulation Value and the Beneficiary’s remaining life expectancy. The first stretch payment must be made by the first anniversary of the Owner’s date of death. Each succeeding stretch payment is required to be made by December 31st of each calendar year. Stretch payments are subject to the same conditions and limitations as systematic Withdrawals. See page 18. The rules for, and tax consequences of, stretch payments are complex and contain conditions and exceptions not covered in this prospectus.
You should consult a tax adviser for advice about the effect of U.S. federal income tax laws, state laws or any other tax laws affecting the Contract, or any transactions involving the Contract.

Death Benefit after the Annuity Commencement Date
There is no Death Benefit once the Owner decides to begin receiving Annuity Payments (see below). In the event that the Owner dies
(or, in the event that the Owner is not a natural person, the Annuitant dies) before all guaranteed Annuity Payments have been made pursuant to any applicable Annuity Plan, we will continue to make the Annuity Payments until all such guaranteed payments have been made. The Annuity Payments will be paid to the Beneficiary according to the Annuity Plan at least as frequently as before the death of the Owner or Annuitant, as applicable.

Annuity Payments and Annuity Plans

Annuity Payments
The Contract provides for Annuity Payments. You can apply the Accumulation Value, plus the MVA (only if the adjustment would be positive), less any premium tax owed, to an Annuity Plan on any date following the first Contract Anniversary, which date we refer to as the Annuity Commencement Date. The Annuity Commencement Date cannot be later than the Contract Anniversary on or next following the oldest Annuitant’s 85th birthday, unless:

We agree to a later date; or
The Internal Revenue Service publishes a final regulation or a revenue ruling concluding that an annuity contract with an Annuity Commencement Date that is later than the Contract Anniversary following the oldest
Annuitant’s 85th birthday will be treated as an annuity for U.S. federal tax purposes.

Notice to Us is required at least 30 days in advance of the date you wish to begin receiving Annuity Payments after we issue the
Contract. If you do not select an Annuity Commencement Date, you will be deemed to have selected the Contract Anniversary on or immediately following the oldest Annuitant’s 85th birthday.

On the Annuity Commencement Date, we will apply the Accumulation Value, plus any positive MVA, less any premium tax owed, to an Annuity Plan so long as the Annuitant is then living. If the Accumulation Value plus any positive MVA is less than $2,000 on the
Annuity Commencement Date, we will pay such amount in a single lump-sum payment. Each Annuity Payment must be at least $20.
We will make the Annuity Payments in monthly installments (although you can direct us to make the Annuity Payments quarterly, semi-annually or annually instead). We reserve the right in the Contract to make the Annuity Payments less frequently, as necessary, to make the Annuity Payment equal to at least $20. We may also change the $2,000 and $20 minimums based upon increases reflected in the Consumer Price Index for All Urban Consumers (CPI-U) since January 1, 2005. There is no Death Benefit once you begin to receive Annuity Payments under an Annuity Plan.

We will determine the amount of the Annuity Payments on the Annuity Commencement Date as follows:

Accumulation Value
è Plus the Market Value Adjustment (positive MVA only)
è Minus any premium tax that may apply
è Multiplied by the applicable payment factor, which depends on:
¡The Annuity Plan;
¡The frequency of Annuity Payments;
¡The age of the Annuitant (and sex, where appropriate under applicable law); and
¡A net investment return of 1.0% is assumed (we may pay a higher return at our discretion).
IMPORTANT NOTE: For Contracts issued in Indiana, Maryland, North Carolina, Iowa and
Washington, the net investment return will be the greater of 1% and the net investment return assumed under a single premium immediate annuity available for purchase at the time, using the
Cash Surrender Value of this Contract, to the same class of Annuitants.
è Divided by 1,000.

Annuity Plans
You may elect one of the Annuity Plans described below, which provide for Annuity Payments of a fixed dollar amount only, using the Annuity 2000 Mortality Tables. In addition, you may elect any other Annuity Plan we may be offering on the Annuity
Commencement Date. The Annuity Plan may be changed at any time before the Annuity Commencement Date upon 30 days prior
Notice to Us. Except for Contracts issued in Illinois, if you do not elect an Annuity Plan, Annuity Payments will be made automatically each month for a minimum of 120 months and as long thereafter as the Annuitant is living, based on the oldest
Annuitant’s life, unless otherwise limited by applicable law. For Contracts issued in Illinois, if you do not elect an Annuity Plan, we will make a single lump-sum payment to you.

Your election of an Annuity Plan is subject to the following additional terms and conditions:

Annuity Payments will be made to the Owner, unless you provide Notice to us directing otherwise;
You must obtain our consent if the payee is not a natural person; and
Any change in the payee will take effect as of the date we receive Notice to Us.

Payments for a Period Certain
Annuity Payments are made in equal installments for a fixed number of years. The number of years cannot be less than 10 or more than 30, unless otherwise required by applicable law.

Payments for Life with a Period Certain
Annuity Payments are made for a fixed number of years and as long thereafter as the Annuitant is living. The number of years cannot be less than 10 or more than 30, unless otherwise required by applicable law.

Life Only Payments
Annuity Payments are made for as long as the Annuitant is living.

Joint and Last Survivor Life Payments
Annuity Payments are made for as long as either of two Annuitants is living.

Death of the Annuitant who is not an Owner
In the event the Annuitant dies on or after the Annuity Commencement Date but before all Annuity Payments have been made pursuant to the Annuity Plan elected, we will continue the Annuity Payments until all guaranteed payments have been made. The
Annuity Payments will be paid at least as frequently as before the Annuitant’s death until the end of any guaranteed period certain.
We may require Proof of Death in regard to the Annuitant before continuing the Annuity Payments.

Other Important Information

Annual Report to Owners
At least once a year, we will send you, without charge, a report showing the current Accumulation Value and the Cash Surrender
Value. This report will also show of the amounts deducted from, or added to, the Accumulation Value since the last report. This report will include any other information that is required by law or regulation.

In addition we will provide you with any other reports, notices or documents that we are required by applicable law to furnish to you.
We will send this report to you at your last known address within 60 days after the report date. Upon your request, we will provide additional reports, but we reserve the right in the Contract to assess a reasonable charge for each such additional report.

Suspension of Payments
We reserve the right to suspend or postpone the date of any payment or determination of any value (including the Accumulation
Value) under the Contract, beyond the 7 permitted days, on any Business Day that:

The New York Stock Exchange is closed;
Trading on the New York Stock Exchange is restricted;
An emergency exists as determined by the SEC; or
The SEC so permits for the protection of security holders.

We have the right to delay payment for up to 6 months, contingent upon written approval by the insurance supervisory official in the jurisdiction in which this Contract is issued.

Misstatement Made by Owner in Connection with Purchase of this Contract
We may require proof of the age and sex of the person upon whose life certain benefit payments are determined (i.e., the Death
Benefit or Annuity Payments). If the Owner misstates the age or sex of a person in connection with the purchase of the Contract, we reserve the right in the Contract to adjust (either upward or downward) these payments based on the correct age or sex. If an upward adjustment to your benefit payment is required, we will include an amount in your next benefit payment representing the past underpayments by us, with interest credited at the rate of 1.5% annually (where permitted). If a downward adjustment to your benefit payment is required, we will make a deduction from future benefit payments until the past overpayments by us, plus interest at 1.5%
annually (where permitted), has been repaid in full by you.

Where permitted, we reserve the right in the Contract to void the Contract and return the Cash Surrender Value in the event of any fraudulent material misrepresentation made by the Owner in connection with the purchase of the Contract.

Insurable Interest
We require the Owner of the Contract to have an insurable interest in the Annuitant. Insurable interest means the Owner has a lawful and substantial economic interest in the continued life of the Annuitant. An insurable interest does not exist if the Owner’s sole economic interest in the Annuitant arises as a result of the Annuitant’s death. A natural person is presumed to have an insurable interest in his or her own life. A natural person is also generally considered to have an insurable interest in his or her spouse and family members. State statutory and case law have established guidelines for circumstances in which an insurable interest is generally considered to exist:

Relationships between parent and child, brother and sister, and grandparent and grandchild; and
Certain business relationships and financial dependency situations (e.g., uncle has insurable interest in nephew who runs the uncle’s business and makes money for the uncle).

The above list is not comprehensive, but instead contains some common examples to help illustrate what it means for the Owner to have an insurable interest in the Annuitant. You should consult your agent/registered representative for advice on whether the Contract
Owner would have an insurable interest in the Annuitant to be designated.

An insurable interest must exist at the time we issue the Contract. In purchasing the Contract, you will represent and acknowledge that the Owner has an insurable interest in the Annuitant. We require the agent/registered representative to confirm on the application that the Owner has an insurable interest in the Annuitant. We also require that any new Owner after issuance of the Contract to have an insurable interest in the Annuitant. We will seek to void the Contract if we discover it was applied for and issued (or ownership was transferred) based on misinformation, or information that was omitted, in order to evade state insurable interest and other laws enacted to prevent an Owner from using the Contract to profit from the death of a person in whom such Owner does not have an insurable interest.

Assignment
You may assign a non-qualified Contract as collateral security for a loan or other obligation. This kind of assignment is not a change of ownership. But you should understand that your rights, and those of any Beneficiary, are subject to the terms of the assignment.
To make, modify or release an assignment, you must provide Notice to Us. Your instructions will take effect as of the date we receive
Notice to Us. We require written consent of any Irrevocable Beneficiary before your instructions will take effect. An assignment likely has U.S. federal income tax consequences. You should consult a tax adviser for tax advice. We are not responsible for the validity, tax consequences or other effects of any assignment you choose to make.

Contract Changes — Applicable Tax Law
We have the right to make changes to the Contract so that it continues to qualify as an annuity under applicable U.S. federal income tax law. If we deem it necessary to make such changes for tax reasons, we will give you advance notice of how and when your
Contract will likely change.

Right to Examine and Return this Contract
For a prescribed period, you may return the Contract for any reason or no reason at all, which we refer to as the Right to Examine and
Return this Contract. Subject to the state requirements specified in the table below, you may return the Contract within 10 days of your receipt of it, and you have up to 30 days if the Contract was issued as a replacement contract. Unless as otherwise noted below, if so returned, we will promptly pay you the Accumulation Value, adjusted for any Market Value Adjustment. See page 14. In the event that the Market Value Adjustment is negative, the amount we pay you could be less than the Single Premium.

Contract	Days for New Purchase	Days for Replacement Purchase
Issue State	and Amount Returned	and Amount Returned
10 days
Connecticut	Single Premium, plus interest, if any, that has been	Same
credited, less the amount of any Withdrawals
Delaware	10 days	20 days
	Accumulation Value, adjusted for any MVA	Single Premium paid less any Withdrawals
District of	10 days	Same
Columbia	Single Premium paid, less any Withdrawals
Florida	14 days	Same
Single Premium paid less any Withdrawals
Georgia	10 days	Same
Single Premium paid less any Withdrawals
Hawaii	10 days	30 days
	Single Premium paid less any Withdrawals	Accumulation Value, adjusted for any MVA
Idaho	20 days	Same
Single Premium paid less any Withdrawals

(table continued on next page)

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Contract	Days for New Purchase	Days for Replacement Purchase
Issue State	and Amount Returned	and Amount Returned
	10 days	30 days
Kentucky	Single Premium paid less any Withdrawals	Accumulation Value, adjusted for any MVA
Louisiana	10 days	30 days
	Single Premium paid less any Withdrawals	Accumulation Value, adjusted for any MVA
Massachusetts	10 days	20 days
	Accumulation Value, adjusted for any MVA	Single Premium paid less any Withdrawals
Michigan	10 days	Same
Single Premium paid less any Withdrawals
Minnesota	10 days	30 days
	Accumulation Value, adjusted for any MVA	Single Premium paid less any Withdrawals
Mississippi	10 days	30 days
	Single Premium paid less any Withdrawals	Accumulation Value, adjusted for any MVA
	10 days	20 days
Missouri	Single Premium paid less any Withdrawals	Single Premium paid less any Withdrawals
	10 days	30 days
Nebraska	Single Premium paid less any Withdrawals	Accumulation Value, adjusted for any MVA
New Hampshire	10 days	30 days
	Single Premium paid less any Withdrawals	Accumulation Value, adjusted for any MVA
20 days
North Dakota	Accumulation Value, adjusted for any MVA	Same
	10 days	20 days
Oklahoma	Single Premium paid less any Withdrawals	Single Premium paid less any Withdrawals
Rhode Island	20 days	30 days
	Single Premium paid less any Withdrawals	Accumulation Value, adjusted for any MVA
	10 days	30 days
South Carolina	Single Premium paid less any Withdrawals	Accumulation Value, adjusted for any MVA
	10 days	20 days
Tennessee	Accumulation Value, adjusted for any MVA	Single Premium paid less any Withdrawals
Utah	10 days	30 days
	Single Premium paid less any Withdrawals	Single Premium paid less any Withdrawals
	10 days	30 days
West Virginia	Single Premium paid less any Withdrawals	Accumulation Value, adjusted for any MVA
	10 days	20 days
Wyoming	Accumulation Value, adjusted for any MVA	Single Premium paid less any Withdrawals

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If you decide to return the Contract, you must deliver it:

To us at our Customer Service Center (the address of which appears on page 1); or
To your agent/registered representative.

Non-Waiver
We may, in our discretion, elect not to exercise a right, privilege or option under the Contract. Such election will not constitute our waiver of the right to exercise the right, privilege or option at a later date, nor will it constitute a waiver of any provision of the
Contract.

Special Arrangements
We may reduce or waive any Contract fees or charges for certain group or sponsored arrangements, under special programs, and for certain employees, agents, and related persons of our parent corporation and its affiliates. We reduce or waive these items based on expected economies, and the variations are based on differences in costs or services.

Selling the Contract
Our affiliate, Directed Services LLC, 1475 Dunwoody Drive, West Chester, Pennsylvania 19380 is the principal underwriter and distributor of the Contract as well as of contracts issued by our affiliate, ING USA Annuity and Life Insurance Company. Directed
Services LLC, a Delaware limited liability company, is registered with the SEC as a broker/dealer under the Securities Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority, Inc., or FINRA.

Directed Services LLC does not retain any commissions or compensation that we pay to it for Contract sales. Directed Services LLC enters into selling agreements with affiliated and unaffiliated broker/dealers to sell the Contracts through their registered representatives who are licensed to sell securities and variable insurance products, which representatives we refer to as selling firms.
Selling firms are also registered with the SEC and are FINRA member firms.

The following is a list of broker/dealers that are affiliated with the Company:

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Directed Services LLC	ING Funds Distributor, LLC
ING America Equities, Inc.	ING Investment Advisors, LLC
ING Financial Advisers, LLC	ING Investment Management Services LLC
ING Financial Markets LLC	ShareBuilder Securities Corporation
ING Financial Partners, Inc.	Systematized Benefits Administrators, Inc.

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Directed Services LLC pays selling firms compensation for the promotion and sale of the Contracts. Registered representatives of the selling firms who solicit sales of the Contracts typically receive a portion of the compensation paid by Directed Services LLC to such selling firm in the form of commissions or other compensation, depending on the agreement between the selling firm and the registered representative. This compensation, as well as other incentives or payments, is not paid directly by Owners of the Contract.
We intend to recoup this compensation and other sales expenses paid to selling firms through fees and charges imposed under the
Contracts.

Directed Services LLC pays selling firms for Contract sales according to one or more schedules. This compensation is generally based on a percentage of premium payments. Selling firms may receive commissions of up to 2.75% of premium payments.
Individual representatives may receive all or a portion of the compensation paid to their selling firm, depending on such selling firm’s practices. Commissions and annual compensation, when combined with additional compensation or reimbursement of expenses (as more fully described below), could exceed 2.75% of total premium payments.

Directed Services LLC has special compensation arrangements with certain selling firms based on such firms’ aggregate or anticipated sales of the Contracts or other specified criteria. These special compensation arrangements will not be offered to all selling firms, and the terms of such arrangements may differ among selling firms based on various factors. Any such compensation payable to a selling firm will not result in any additional direct charge to you by us.

In addition to the direct cash compensation for sales of Contracts described above, Directed Services LLC may also pay selling firms additional compensation or reimbursement of expenses for their efforts in selling the Contracts to you and other customers. These amounts may include:

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Marketing/distribution allowances which may be based on the percentages of premium payments received, the aggregate commissions paid and/or the aggregate assets held in relation to certain types of designated insurance products issued by the Company and/or its affiliates during the calendar year;
Loans or advances of commissions in anticipation of future receipt of premium payments (i.e., a form of lending to agents/registered representatives). These loans may have advantageous terms such as reduction or elimination of the interest charged on the loan and/or forgiveness of the principal amount of the loan, which terms may be conditioned on fixed insurance product sales;
Education and training allowances to facilitate our attendance at certain educational and training meetings to provide information and training about our products. We also hold training programs from time to time at our expense;
Sponsorship payments or reimbursements for broker/dealers to use in sales contests and/or meetings for their agents/registered representatives who sell our products. We do not hold contests based solely on the sales of the Contract;
Certain overrides and other benefits that may include cash compensation based on the amount of earned commissions, agent/representative recruiting or other activities that promote the sale of Contracts; and
Additional cash or non-cash compensation and reimbursements permissible under existing law. This may include, but is not limited to, cash incentives, merchandise, trips, occasional entertainment, meals and tickets to sporting events, client appreciation events, business and educational enhancement items, payment for travel expenses (including meals and lodging) to pre-approved training and education seminars, and payment for advertising and sales campaigns.

We may pay commissions, dealer concessions, wholesaling fees, overrides, bonuses, other allowances and benefits and the costs of all other incentives or training programs from our resources, which include the fees and charges imposed under the Contract.

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The following is a list of the top 25 selling firms that, during 2009, received the most total dollars of compensation, in the aggregate, from us in connection with the sale of registered annuity contracts issued by us, ranked from greatest compensation to least compensation:

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1.	Morgan Stanley Smith Barney LLC	14.	National Planning Corporation
2.	LPL Financial Corporation	15.	Wells Fargo Advisors, LLC (Bank Channel)
3.	Merrill Lynch, Pierce, Fenner & Smith, Inc.	16.	Woodbury Financial Services Inc.
4.	ING Financial Partners, Inc.	17.	Wells Fargo Investments LLC
5.	ING Financial Partners, Inc. CAREER	18.	Morgan Keegan and Company Inc.
6.	UBS Financial Services Inc.	19.	PrimeVest Financial Services Inc.
7.	ING Financial Advisers, LLC	20.	Wells Fargo SEC, LLC
8.	Wells Fargo Advisors, LLC	21.	Royal Alliance Associates Inc.
9.	Raymond James Financial Services Inc.	22.	Madison Avenue Securities Inc.
10.	Financial Network Investment Corporation	23.	SII Investments Inc.
11.	Chase Investment SVCS Corp	24.	First Allied Securities Inc.
12.	Securities America Inc.	25.	Securian Financial Services Inc.
13.	Multi-Financial Securities Corporation

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Directed Services LLC may also compensate wholesalers/distributors, and their sales management personnel, for Contract sales within the wholesale/distribution channel. This compensation may be based on a percentage of premium payments and/or a percentage of
Accumulation Value. Directed Services LLC may, at its discretion, pay additional cash compensation to wholesalers/distributors for sales by certain broker-dealers or “focus firms.”

This is a general discussion of the types and levels of compensation paid by us for sale of our registered annuity contracts. It is important for you to know that the payment of volume- or sales-based compensation to a selling firm or registered representative may provide such selling firm or registered representative a financial incentive to promote our products, such as the Contract, over those of another company, and may also provide a financial incentive to promote one of our contracts over another, such as the Contract.

State Regulation
We are regulated by the Insurance Department of the State of Connecticut. We are also subject to the insurance laws and regulations of all jurisdictions in which we do business. The Contract offered by this prospectus has been approved where required by such jurisdictions. We are required to submit annual statements of our operations, including financial statements, to the insurance departments of the various jurisdictions in which we do business to allow regulators to access our solvency and compliance with state insurance laws and regulations.

Legal Proceedings
The Company is involved in threatened or pending lawsuits/arbitrations arising from the normal conduct of business. Due to the climate in insurance and business litigation/arbitrations, suits against the Company sometimes include claims for substantial compensatory, consequential, or punitive damages and other types of relief. Moreover, certain claims are asserted as class actions, purporting to represent a group of similarly situated individuals. While it is not possible to forecast the outcome of such lawsuits/arbitrations, in light of existing insurance, reinsurance, and established reserves, it is the opinion of management that the disposition of such lawsuits/arbitrations will not have a materially adverse effect on the Company’s operations or financial position.

Directed Services LLC, the principal underwriter and distributor of the Contract, is a party to threatened or pending lawsuits/arbitration that generally arise from the normal conduct of business. Some of these suits may seek class action status and sometimes include claims for substantial compensatory, consequential or punitive damages and other types of relief. Directed
Services LLC is not involved in any legal proceeding which, in the opinion of management, is likely to have a material adverse effect on its ability to distribute the Contract.

Legal Matters
The Company’s organization and authority, and the Contract’s legality and validity, have been passed on by the Company’s legal

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department.

Experts
The consolidated financial statements of the Company appearing in the Company’s Annual Report on Form 10-K/A for the year ended
December 31, 2009 (including schedules appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as stated in their reports, which are incorporated by reference, and incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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Further Information
This prospectus does not reflect all of the information contained in the registration statement, of which this prospectus is part.
Portions of the registration statement have been omitted from this prospectus as allowed by the SEC. You may obtain the omitted information from the offices of the SEC, as described below. We are required by the Securities Exchange Act of 1934, as amended, to file periodic reports and other information with the SEC. You may inspect or copy information concerning the Company at the Public
Reference Room of the SEC at:

Securities and Exchange Commission
100 F Street NE, Room 1580
Washington, DC 20549

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You may also obtain copies of these materials at prescribed rates from the Public Reference Room of the above office. More information on the operation of the Public Reference Room is available by calling the SEC at either 1-800-SEC-0330 or 1-202-942-
8090.

Our filings are available to the public on the SEC’s website at www.sec.gov. We also make our filings available on our website at
www.ing-usa.com/us/aboutING/inginsuranceus/financialreports. (These uniform resource locators (URLs) are inactive textual references only and are not intended to incorporate the SEC website or our website into this prospectus.) When looking for more information about the Contract, you may find it useful to use the number assigned to the registration statement under the Securities
Act of 1933. This number is 333-164981.

Incorporation of Certain Documents by Reference
The SEC allows us to “incorporate by reference” information that we file with the SEC into this prospectus, which means that incorporated documents are considered part of this prospectus. We can disclose important information to you by referring you to those documents. This prospectus incorporates by reference the Annual Report on Form 10-K/A for the year ended December 31,
2009. This Form 10-K/A contains additional information about the Company and includes certified financial statements for the respective periods. Other than these reports, we were not required to file any other reports pursuant to Sections 13(a) or 15(d) of the
Securities and Exchange Act since the end of the fiscal year covered by that Form 10-K/A.

You may request a free copy of any documents incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in them). Please direct your request to:

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ING
Customer Service Center
P.O. Box 10450
Des Moines, Iowa 50306-0450
(888) 854-5950

Inquiries
You may contact us directly by writing or calling us at the address or phone number shown above.

United States Federal Income Tax Considerations

Introduction
The Contract is designed to be treated as an annuity for U.S. federal income tax purposes. The U.S. federal income tax treatment of the Contract is complex and sometimes uncertain. You should keep the following in mind when reading it:

Your tax position (or the tax position of the designated Beneficiary, as applicable) may influence the U.S. federal taxation of amounts held, or paid out, under the Contract;
Tax laws change. It is possible that a change in the future could retroactively affect contracts issued in the past, including your Contract;
This section addresses some, but not all, applicable U.S. federal income tax rules and does not discuss U.S. federal estate and gift tax implications, state and local taxes, taxes of any foreign jurisdiction or any other tax provisions; and
We do not make any guarantee about the tax treatment of the Contract or transactions involving the Contract.

The information provided herein is not tax advice. For advice about the effect of U.S. federal income tax laws affecting the Contract, state tax laws or any other tax laws affecting the Contract or any transactions involving the Contract, you should consult a tax adviser.

Types of Contracts: Non-Qualified and Qualified
Non-qualified annuity contracts are purchased with after-tax money to save money for retirement in exchange for the right to receive annuity payments for either a specified period of time or over the lifetime of an individual. Qualified annuity contracts are designed for use by individuals whose premium payments are comprised solely of proceeds from retirement plans, pre-tax contributions to
Individual Retirement Annuities (“IRA”) or after-tax contributions to a Roth IRA that are intended to qualify for special favorable income tax treatment under Section 408 or 408A of the Code, respectively.

Taxation of Non-Qualified Contracts

Premiums
You may not deduct the amount of premiums paid into a non-qualified annuity contract.

Taxation of Gains Prior to Distribution
Section 72 of the Code governs the general U.S. federal income taxation of annuity contracts. If the owner of a non-qualified annuity contract is a natural person (e.g., an individual), generally such owner will not be taxed on increases in the value of his or her non-qualified contract until a distribution occurs or until annuity payments begin. An agreement to assign or pledge any portion of the contract’s value generally will be treated as a distribution. To be eligible to defer U.S. federal income taxation on the increases in the value of the contract, each of the following requirements must be satisfied.

1. Required Distributions. To be treated as an annuity contract for U.S. federal income tax purposes, the Code requires any non-qualified contract to contain certain provisions specifying how the owner’s interest will be distributed in the event of the owner’s death. As a result, your Contract contains certain provisions that are intended to comply with these
Code requirements.

Different distribution requirements apply if the contract owner’s death occurs:

After he or she begins receiving annuity payments under the contract; or
Before he or she begins receiving such distributions.

If the contract owner’s death occurs after he or she begins receiving annuity payments, distributions must be made at least as rapidly as under the method in effect at the time of such contract owner’s death.

If the contract owner’s death occurs before he or she begins receiving annuity payments, such contract owner’s entire balance must be distributed within five years after the date of his or her death. For example, if the contract owner died on September 1, 2009, his or her entire balance must be distributed by August 31, 2014. However, if distributions begin within one year of such contract owner’s death, then payments may be made over either of the following two timeframes:

Over the life of the designated beneficiary; or
Over a period not extending beyond the life expectancy of the designated beneficiary.

Under the terms of the Contract, if the designated Beneficiary is your spouse, your Contract may be continued after your death with the surviving spouse as the new Contract Owner.

There are currently no regulations interpreting these Code requirements; however, if such requirements are clarified by regulation or otherwise, we will review the distribution provisions in your Contract and, if necessary, modify them to assure that such provisions comply with the applicable requirements.

2. Owners of Non-Qualified Contracts That Are Not Natural Persons. If the owner of a non-qualified annuity contract is not a natural person, such contract generally is not treated as an annuity for U.S. federal income tax purposes and any income on such contract during the applicable taxable year is taxable as ordinary income. The income on the contract during the applicable taxable year is equal to any increase in the contract’s value over the “investment in the contract”
(generally, the premiums or other consideration paid for such contract less any nontaxable withdrawals) during such taxable year. There are certain exceptions to this rule, and a non-natural person considering an investment in the
Contract should consult with its tax adviser prior to purchasing the Contract. If the Contract Owner is not a natural person and the primary Annuitant dies, the same rules apply on the death of the primary Annuitant as outlined above for the death of a Contract Owner.

When the contract owner is a non-natural person, a change in the Annuitant is treated as the death of such contract owner.

3. Delayed Annuity Starting Date. If the date on which annuity payments begin under a non-qualified annuity contract occurs, or is scheduled to occur, at a time after the Annuitant has, or will have, reached an advanced age (e.g., after age
85), it is possible that such contract will not be treated as an annuity for U.S. federal income tax purposes. In that event, the income and gains under such contract could be currently includible in the contract owner’s taxable income.

Taxation of Distributions

General. When a withdrawal from a non-qualified annuity contract occurs, the amount received will be treated as ordinary income, subject to U.S. federal income tax, up to an amount equal to the excess, if any, of the contract’s value immediately prior to the distribution (without regard to the amount of any Surrender Charge) over the contract owner’s investment in the contract at such time.
Investment in the contract generally is equal to the amount of all premiums paid into the contract, plus amounts previously included in taxable income as a result of certain loans, assignments, pledges and gifts, less the aggregate amount of non-taxable distributions previously made under such contract.

In the case of a Surrender of a non-qualified annuity contract, the amount received generally will be taxable only to the extent it exceeds the contract owner’s investment in such contract (i.e., the cost basis).

10% Penalty Tax. A distribution from a non-qualified annuity contract may be subject to a U.S. federal tax penalty equal to
10% of the amount treated as income. In general, however, there is no penalty on distributions from non-qualified contracts if such distributions are:

Made on or after the taxpayer reaches age 59½;
Made on or after the death of the contract owner (or the Annuitant, if the contract owner is a non-natural person);
Attributable to the taxpayer’s becoming “disabled,” as defined in the Code;
made as part of a series of substantially equal periodic payments (which payments are made at least annually) over the life or the life expectancy of the taxpayer, or the joint lives or joint life expectancies of the taxpayer and his, her or its designated beneficiary; or
Allocable to investment in the contract before August 14, 1982.

The 10% penalty does not apply to distributions from an “immediate annuity,” as defined in the Code. Other exceptions may be applicable under certain circumstances, and special rules may be applicable in connection with the exceptions listed above. You should consult a tax adviser with regard to whether any distributions from your Contract meet the exceptions from the 10% penalty tax as provided in the Code.

Tax-Free Exchanges. Section 1035 of the Code permits the exchange of a life insurance, endowment or annuity contract for an annuity contract on a tax-free basis. In such instance, the “investment in the contract” in the old contract will carry over to the new contract. You should consult with your tax adviser regarding the procedures for making a Section 1035 exchange.

If your Contract is acquired through a tax-free exchange of a life insurance, endowment or annuity contract that was purchased prior to
August 14, 1982, then any distributions from your Contract, other than Annuity Payments, will be treated, for U.S. federal income tax purposes, as coming:

First, from any remaining “investment in the contract” made prior to August 14, 1982 and exchanged into your
Contract;
Second, from any “income on the contract” attributable to the investment made prior to August 14, 1982;
Third, from any remaining “income on the contract”; and

Fourth, from any remaining “investment in the contract.”

The IRS has concluded that in certain instances, the partial exchange of a portion of one annuity contract for another annuity contract will be tax-free. Pursuant to IRS guidance, receipt of withdrawals, surrenders or annuity payments (annuitizations) from either an original contract or a new contract during the 12-month period following the partial exchange may retroactively negate the tax-free treatment of the partial exchange. If this occurs, the partial surrender of the original contract will be treated as a withdrawal, taxable as ordinary income to the extent of gain in the original contract. Furthermore, if the partial exchange occurred prior to the contract owner reaching age 59½, the contract owner may be subject to an additional 10% tax penalty. A taxable event may be avoided if certain requirements identified as a qualifying event are satisfied. We are not responsible for the manner in which any other insurance companies administer, recognize or report, for U.S. federal income tax purposes, Section 1035 exchanges and partial exchanges and what the ultimate tax treatment may be by the IRS. You should consult with your tax adviser with respect to any proposed Section
1035 exchange or partial exchange prior to proceeding with any such transaction with respect to your Contract.

Taxation of Annuity Payments. Although the U.S. federal income tax consequences may vary depending on the payment option elected under an annuity contract, a portion of each annuity payment generally is not taxed as ordinary income, while the remainder is taxed as ordinary income. The non-taxable portion of an annuity payment generally is determined in a manner that is designed to allow the contract owner to recover his, her or its investment in the annuity contract ratably on a tax-free basis over the expected stream of annuity payments when annuity payments begin. Once the investment in such contract has been fully recovered, the full amount of each subsequent annuity payment will be subject to tax as ordinary income.

Death Benefit. Amounts may be distributed from an annuity contract, such as the Contract, because of the contract owner’s death or the death of the Annuitant. Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, such amounts are taxed in the same manner as a surrender of the contract, or (ii) if distributed under a payment option, such amounts are taxed in the same way as annuity payments. As discussed above, the Code contain special rules that specify how the contract owner’s interest in a non-qualified contract will be distributed and taxed in the event of the contract owner’s death.

Assignments and Other Transfers. A transfer, pledge or assignment of ownership of a non-qualified annuity contract, the selection of certain annuity dates or the designation of an Annuitant or payee other than a contract owner may result in certain tax consequences that are not discussed herein. The assignment, pledge or agreement to assign or pledge any portion of the contract value generally will be treated as a distribution. You should consult your tax adviser regarding the potential tax effects of any transfer, pledge, assignment, or designation or exchange of your Contract or any portion of your Contract value.

Immediate Annuities. Under Section 72 of the Code, an “immediate annuity” means an annuity (i) that is purchased with a single premium, (ii) with annuity payments starting within one year from the date of purchase, and (iii) that provides a series of substantially equal periodic payments made at least annually. Your Contract is not designed as an immediate annuity. If your
Contract were treated as an immediate annuity, it could affect the U.S. federal income tax treatment of your Contract with respect to
(a) the application of certain exceptions from the 10% early Withdrawal penalty, (b) ownership, if the Owner is not a natural person, and (c) certain exchanges.

Multiple Contracts. U.S. federal income tax laws require that all non-qualified annuity contracts that are issued by a company or its affiliates to the same contract owner during any calendar year be treated as one annuity contract for purposes of determining the amount includible in gross income under Section 72(e) of the Code. In addition, the Treasury Department has specific authority to issue regulations that prevent the avoidance of Section 72(e) of the Code through the serial purchase of annuity contracts or otherwise.

Withholding. We will withhold and remit to the IRS a part of the taxable portion of each distribution made under your
Contract unless the intended recipient of the distribution notifies us at or before the time of such distribution that the recipient elects not to have any amounts withheld. Withholding is mandatory, however, if the intended recipient of such distribution fails to provide a valid taxpayer identification number or if we are notified by the IRS that the taxpayer identification number we have on file is incorrect. The withholding rates applicable to the taxable portion of periodic Annuity Payments are the same as the withholding rates generally applicable to payments of wages. In addition, a 10% withholding rate applies to the taxable portion of non-periodic payments.
Regardless of whether you elect to have U.S. federal income tax withheld, you are still liable for payment of U.S. federal income tax on the taxable portion of the payment.

Certain states have indicated that state income tax withholding will also apply to payments from the Contracts made to their residents.
Generally, an election out of federal withholding will also be considered an election out of state withholding. In some state, you may elect out of state withholding, even if federal withholding applies. If you need more information concerning a particular state or any required forms, please contact our customer service center. Contact information appears on page 1.

If you or your designated Beneficiary is a non-resident alien, withholding is governed by Section 1441 of the Code based on your or your designated Beneficiary’s citizenship, country of domicile and treaty status, and we may require additional documentation or information prior to processing any requested transaction.

Taxation of Qualified Contracts

General
The tax rules applicable to owners of qualified contracts vary according to the type of qualified contract and the specific terms and conditions of the qualified contract. Qualified annuity contracts are designed for use by individuals whose premium payments are comprised solely of proceeds from retirement plans, pre-tax contributions to IRA or after-tax contributions to a Roth IRA that are intended to qualify for special favorable income tax treatment under Sections 408 or 408A of the Code, respectively. The ultimate effect of U.S. federal income taxes on the amounts held under a qualified contract, or on annuity payments from a qualified contract, depends on the type of qualified contract and your tax position. Special favorable tax treatment may be available for certain types of contributions and distributions. In addition, certain requirements must be satisfied in purchasing a qualified contract with proceeds from a tax-qualified retirement plan in order to continue receiving favorable tax treatment.

Under U.S. federal income tax laws, earnings on amounts held in qualified annuity contracts used as an IRA or Roth IRA generally are not taxed until they are withdrawn. It is not necessary, however, to purchase a qualified contract to obtain the favorable tax treatment accorded to an IRA or Roth IRA under Sections 408 or 408A of the Code, respectively. A qualified contract, therefore, does not provide any tax benefits beyond the deferral already available to an IRA or Roth IRA under the Code. Qualified contracts do provide other features and benefits (such as guaranteed living benefits and/or Death Benefits or the option of lifetime income phase options at established rates) that may be valuable to you. You should discuss the alternatives available to you with your financial adviser, taking into account the additional fees and expenses you may incur in purchasing a qualified contract, such as the Contract.

Adverse tax consequences may result from: (i) contributions in excess of specified limits; (ii) distributions before age 59½ (subject to certain exceptions); (iii) distributions that do not conform to specified commencement and minimum distribution rules; and (iv)
certain other specified circumstances. Some qualified contracts may be subject to additional distribution or other requirements that are not incorporated into your Contract. No attempt is made to provide more than general information about the use of this Contract as a qualified contract. Contract Owners, Annuitants and Beneficiaries are cautioned that the rights of any person to any benefits under qualified contracts may be subject to the terms and conditions of the retirement plans or programs themselves, regardless of the terms and conditions of the Contract. The Company is not bound by the terms and conditions of such plans to the extent such terms contradict any language of the Contract, unless we consent to be so bound.

Contract Owners and Beneficiaries generally are responsible for determining that contributions, distributions and other transactions with respect to the Contract comply with applicable law. Therefore, you should consult your legal and tax advisers regarding the suitability of the Contract for your particular situation.

Tax Deferral
The following discussion assumes that a qualified contract is purchased with premium payments that are comprised solely of proceeds from retirement plans, pre-tax contributions to IRA or after-tax contributions to a Roth IRA that are intended to qualify for special favorable income tax treatment under Sections 408 or 408A of the Code, respectively.

Individual Retirement Annuities. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity. IRAs are subject to limits on (i) the amounts that can be contributed,
(ii) the deductible amount of the contribution and (iii) the time when distributions can begin. Contributions to IRAs must be made in cash or as a rollover or a transfer from another eligible plan. Also, distributions from IRAs, individual retirement accounts and other types of retirement plans may be “rolled over” on a tax-deferred basis into an IRA. Employers may establish Simplified Employee
Pension (“SEP”) plans to provide IRA contributions on behalf of their employees. If you make a tax-free rollover of a distribution from an IRA, you may not make another tax-free rollover from the IRA within a one-year period. You should be aware that sales of the Contract for use with IRAs may be subject to special requirements imposed by the IRS.

The IRS has not reviewed the Contract described in this prospectus for qualification as an IRA and has not addressed, in a ruling of general applicability, whether the Contract’s Death Benefit provisions comply with IRS qualification requirements. You should consult with your tax adviser in connection with purchasing the Contract as an IRA.

Roth IRAs. Section 408A of the Code permits certain eligible individuals to contribute to a Roth IRA. Contributions to a
Roth IRA are not deductible, are subject to certain limitations and must be made in cash or as a rollover or transfer from another Roth
IRA or other IRA. Certain qualifying individuals may convert an IRA, SEP, or a SIMPLE to a Roth IRA. Such rollovers and conversions are subject to tax, and other special rules may apply. If you make a tax-free rollover of a distribution from a Roth IRA to another Roth IRA, you may not make another tax-free rollover from the Roth IRA within a one-year period. A 10% penalty may apply to amounts attributable to a conversion to a Roth IRA if the amounts are distributed during the five taxable years beginning with the year in which such conversion was made.

Sales of a contract for use with a Roth IRA may be subject to special requirements imposed by the IRS. The IRS has not reviewed the
Contract described in this prospectus for qualification as a Roth IRA and has not addressed, in a ruling of general applicability, whether the Contract’s Death Benefit provisions comply with IRS qualification requirements. You should consult with your tax adviser in connection with purchasing the Contract as a Roth IRA.

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Contributions
In order to be excludable from gross income for U.S. federal income tax purposes, total annual contributions to certain qualified contracts are limited by the Code. You should consult with your tax adviser in connection with contributions to a qualified contract.

Distributions – General
Certain tax rules apply to distributions from the Contract. A distribution is any amount taken from your Contract including
Withdrawals, Annuity Payments, rollovers, exchanges and Death Benefit proceeds. We report the taxable portion of all distributions to the IRS.

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Individual Retirement Annuities. All distributions from an IRA are taxed when received unless either one of the following is true:

The distribution is rolled over to another IRA or to a plan eligible to receive rollovers as permitted under the Code; or
The IRA owner made after-tax contributions to the IRA (e.g., Roth). In this latter case, the distribution will be taxed according to the rules detailed in the Code.

The Code imposes a 10% penalty tax on the taxable portion of any distribution from an IRA unless certain exceptions, including one or more of the following, have occurred:

The IRA owner has attained age 59½;
The IRA owner has become “disabled,” as defined in the Code;
The IRA owner has died and the distribution is to the beneficiary of such IRA;
The distribution amount is rolled over into another eligible retirement plan or to an IRA in accordance with the terms of the Code;
The distribution is made due to an IRS levy upon the IRA owner’s plan;
The withdrawal amount is paid to an alternate payee under a Qualified Domestic Relations Order (“QDRO”); or
The distribution is a qualified reservist distribution as defined under the Pension Protection Act of 2006.

In addition, the 10% penalty tax does not apply to a distribution made from an IRA to pay for health insurance premiums for certain unemployed individuals, for a qualified first-time home purchase or for higher education expenses.

Roth IRAs. A qualified distribution from a Roth IRA is not taxed when it is received. A qualified distribution is a distribution that is both:

Made after the five-taxable year period beginning with the first taxable year for which a contribution was made to the
Roth IRA’s owner; and
(a) Made after the Roth IRA owner (i) attains age 59½, (ii) dies, or (iii) becomes “disabled,” as defined in the Code,
(b) Is for a qualified first-time home purchase.

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If a distribution is not qualified, generally it will be taxable to the extent of the accumulated earnings. A partial distribution will first be treated as a return of contributions that is not taxable and then as taxable accumulated earnings.

The Code imposes a 10% penalty tax on the taxable portion of any distribution from a Roth IRA that is not a qualified distribution unless certain exceptions have been met. In general, the exceptions from imposition of the 10% penalty on distribution from an IRA listed above also apply to a distribution from a Roth IRA. The 10% penalty tax is also waived on a distribution made from a Roth
IRA to pay for health insurance premiums for certain unemployed individuals, for a qualified first-time home purchase or for higher education expenses.

Special Disaster Relief. In 2005, 2007 and 2008 Congress temporarily provided taxpayers with certain kinds of relief which eased the complex rules covering withdrawals by individuals who suffered economic losses due to natural disasters such as Hurricanes
Katrina, Rita and Wilma as well as tornados and floods. Please consult a qualified tax adviser for further information if there is any question as to whether such relief is available.

Lifetime Required Minimum Distributions (IRAs only). To avoid certain tax penalties, you and any designated
Beneficiary must also meet the minimum distribution requirements imposed by the Code. These rules may dictate the following:

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The start date for distributions;
The time period in which all amounts in your account(s) must be distributed; and
Distribution amounts.

Start Date and Time Period. Generally, you must begin receiving distributions by April 1 of the calendar year following the calendar year in which you attain age 70½. We must pay out distributions from your Contract over a period not extending beyond one of the following time periods:

Over your life or the joint lives of you and your designated Beneficiary; or
Over a period not greater than your life expectancy or the joint life expectancies of you and your designated
Beneficiary.

Distribution Amounts. The amount of each required distribution must be calculated in accordance with Section
401(a)(9) of the Code. The entire interest in the account includes the amount of any outstanding rollover, transfer, recharacterization, if applicable, and the actuarial present value of other benefits provided under the account, such as guaranteed death benefits.

50% Excise Tax. If you fail to receive the minimum required distribution for any tax year, a 50% excise tax may be imposed on the required amount that was not distributed.

Lifetime Required Minimum Distributions are not applicable to Roth IRAs during your lifetime. Further information regarding required minimum distributions may be found in your Contract.

Required Distributions upon Death (IRAs and Roth IRAs Only). Different distribution requirements apply to qualified contacts after your death, depending upon if you have been receiving required minimum distributions. Further information regarding required distributions upon death may be found in your Contract.

If your death occurs on or after you begin receiving minimum distributions under the Contract, distributions generally must be made at least as rapidly as under the method in effect at the time of your death. Section 401(a)(9) of the Code provides specific rules for calculating the required minimum distributions after your death.

If your death occurs before you begin receiving minimum distributions under your Contract, your entire balance must be distributed by December 31 of the calendar year containing the fifth anniversary of the date of your death. For example, if you died on
September 1, 2006, your entire balance must be distributed to the designated Beneficiary by December 31, 2011. However, if distributions begin by December 31 of the calendar year following the calendar year of your death, and you have named a designated
Beneficiary, then payments may be made over either of the following time frames:

Over the life of the designated Beneficiary; or
Over a period not extending beyond the life expectancy of the designated Beneficiary.

Start Dates for Spousal Beneficiaries. If the designated Beneficiary is your spouse, distributions must begin on or before the later of the following:

December 31 of the calendar year following the calendar year of your death; or
December 31 of the calendar year in which you would have attained age 70½.

No Designated Beneficiary. If there is no designated Beneficiary, the entire interest generally must be distributed by the end of the calendar containing the fifth anniversary of the your death.

Special Rule for IRA Spousal Beneficiaries (IRAs and Roth IRAs Only). In lieu of taking a distribution under these rules, if the sole designated Beneficiary is the Contract Owner’s surviving spouse, the spousal Beneficiary may elect to treat the
Contract as his or her own IRA and defer taking a distribution until his or her own start date. The surviving spouse will be deemed to have made such an election if the surviving spouse makes a rollover to or from the Contract or fails to take a distribution within the required time period.

Withholding
Any taxable distributions under the Contract are generally subject to withholding. U.S. federal income tax liability rates vary according to the type of distribution and the recipient’s tax position.

IRAs and Roth IRAs. Generally, you or, if applicable, a designated Beneficiary may elect not to have tax withheld from distributions.

Non-resident Aliens. If you or your designated Beneficiary is a non-resident alien, then any withholding is governed by
Section 1441 of the Code based on your or your designated Beneficiary’s citizenship, country of domicile and treaty status, and we


may require additional documentation prior to processing any requested information.

Assignment and Other Transfers

IRAs and Roth IRAs. The Code does not allow a transfer or assignment of your rights under the IRA Contracts or Roth
IRA Contracts except in limited circumstances. Adverse tax consequences may result if you assign or transfer your interest in the such a Contract to persons other than your spouse incident to a divorce. You should consult your tax adviser regarding the potential tax effects of such a transaction if you are contemplating such an assignment or transfer.

Possible Changes in Taxation
Although the likelihood of changes in tax legislation, regulation, rulings and other interpretations thereof is uncertain, there is always the possibility that the tax treatment of the Contract could change by such means. It is also possible that any such change could be retroactive (i.e., effective before the date of the change). You should consult a tax adviser with respect to legislative and regulatory developments and their potential effects on the Contract.

Same-Sex Marriages
Pursuant to Section 3 of the federal Defense of Marriage Act (“DOMA”), same-sex marriages currently are not recognized for purposes of federal law. Therefore, the favorable income-deferral options afforded by federal tax law to an opposite-sex spouse under
Code sections 72(s) and 401(a)(9) are currently NOT available to a same-sex spouse. Same-sex spouses who own or are considering the purchase of annuity products that provide benefits based upon status as a spouse should consult a qualified tax adviser. In certain states, to the extent that an annuity contract or certificate offers to spouses other rights or benefits that are not affected by DOMA, same-sex spouses remain entitled to such rights or benefits to the same extent as any Contract Owner’s spouse.

Taxation of Company
We are taxed as a life insurance company under the Code.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Not Applicable.

Item 14. Indemnification of Directors and Officers

Section 33-779 of the Connecticut General Statutes (“CGS”) provides that a corporation may provide indemnification of or advance expenses to a director, officer, employee or agent only as permitted by Sections 33-
770 to 33-778, inclusive, of the CGS. Reference is hereby made to Section 33-771(e) of the CGS regarding indemnification of directors and Section 33-776(d) of CGS regarding indemnification of officers, employees and agents of Connecticut corporations. These statutes provide in general that Connecticut corporations incorporated prior to January 1, 1997 shall, except to the extent that their certificate of incorporation expressly provides otherwise, indemnify their directors, officers, employees and agents against “liability” (defined as the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding) when (1) a determination is made pursuant to Section
33-775 that the party seeking indemnification has met the standard of conduct set forth in Section 33-771 or (2) a court has determined that indemnification is appropriate pursuant to Section 33-774. Under Section 33-775, the determination of and the authorization for indemnification are made (a) by two or more disinterested directors, as defined in Section 33-770(3); (b) by special legal counsel; (c) by the shareholders; or (d) in the case of indemnification of an officer, agent or employee of the corporation, by the general counsel of the corporation or such other officer(s) as the board of directors may specify. Also, Section 33-772 with Section 33-776 provide that a corporation shall indemnify an individual who was wholly successful on the merits or otherwise against reasonable expenses incurred by him in connection with a proceeding to which he was a party because he is or was a director, officer, employee, or agent of the corporation. Pursuant to Section 33-771(d), in the case of a proceeding by or in the right of the corporation or with respect to conduct for which the director, officer, agent or employee was adjudged liable on the basis that he received a financial benefit to which he was not entitled, indemnification is limited to reasonable expenses incurred in connection with the proceeding against the corporation to which the individual was named a party.

A corporation may procure indemnification insurance on behalf of an individual who is or was a director of the corporation. Consistent with the laws of the State of Connecticut, ING America Insurance Holdings, Inc. maintains
Professional Liability and fidelity bond insurance policies issued by an international insurer. The policies cover
ING America Insurance Holdings, Inc. and any company in which ING America Insurance Holdings, Inc. has a controlling financial interest of 50% or more. These policies include the principal underwriter, as well as the depositor and any/all assets under the care, custody and control of ING America Insurance Holdings, Inc. and/or its subsidiaries. The policies provide for the following types of coverage: errors and omissions/professional liability, employment practices liability, and fidelity/crime.

Item 15. Recent Sales of Unregistered Securities

Not Applicable.

Item 16.		Exhibits and Financial Statement Schedules

(a)	Exhibits:

	(1)(i)	Distribution Agreement between ING Life Insurance and Annuity Company on behalf of Variable
Annuity Account B and Directed Services, LLC, dated December 2, 2009 · Incorporated herein by reference to Pre-Effective Amendment Registration Statement on Form S-1 for ING Life Insurance
and Annuity Company as filed with the Securities and Exchange Commission on December 31,
2009 (File No. 333-162140).

	(3)(i)	Restated Certificate of Incorporation (amended and restated as of October 1, 2007) of ING Life
Insurance and Annuity Company ·Incorporated by reference to ING Life Insurance and Annuity
Company annual report on Form 10-K (File No. 033-23376), as filed on March 31, 2008.

(3)(ii)	Amended and Restated By-Laws of ING Life Insurance and Annuity Company, effective October 1,
2007 ·Incorporated by reference to the ING Life Insurance and Annuity Company annual report on
Form 10-K (File No. 033-23376), as filed on March 31, 2008.

(4)(i)	Single Premium Deferred Modified Guaranteed Annuity Contract (IU-IA-3096) ·Incorporated herein by reference to Initial Registration Statement on Form S-1 for ING Life Insurance and Annuity
Company as filed with the Securities and Exchange Commission on September 25, 2009 (File No.
333-162140).

(4)(ii)	IRA Endorsement (IU-RA-4021) · Incorporated herein by reference to Pre-Effective Amendment
Registration Statement on Form S-1 for ING Life Insurance and Annuity Company as filed with the
Securities and Exchange Commission on December 31, 2009 (File No. 333-162140).

(4)(iii)	Roth IRA Endorsement (IU-RA-4022) · Incorporated herein by reference to Pre-Effective
Amendment Registration Statement on Form S-1 for ING Life Insurance and Annuity Company as
filed with the Securities and Exchange Commission on December 31, 2009 (File No. 333-162140).

(4)(iv)	Single Premium Deferred Modified Guaranteed Annuity Application (153740)(12/14/2009) ·
Incorporated herein by reference to Pre-Effective Amendment Registration Statement on Form S-1
for ING Life Insurance and Annuity Company as filed with the Securities and Exchange Commission on December 31, 2009 (File No. 333-162140).

(4)(v)	Single Premium Deferred Modified Guaranteed Annuity Application (153740) (02/01/2010),
attached.

(5)	Opinion as to Legality, attached.

(10)	Material contracts are listed under Item 15 in the Company’s Form 10-K for the fiscal year ended
December 31, 2009, as filed with the Securities and Exchange Commission on and on , respectively. Each of the Exhibits so listed is incorporated by reference as indicated in the reports.

(21)	Subsidiaries of the Registrant · Incorporated herein by reference to Item 28 in Post-Effective
Amendment No. 28 to Registration Statement on Form N-6 for Select*Life Variable Account of
ReliaStar Life Insurance Company (File No. 033-57244), as filed with the Securities and Exchange
Commission on April 6, 2010.

(23)(i)	Consent of Independent Registered Public Accounting Firm, attached.

(23)(ii)	Consent of Legal Counsel (included in Exhibit (5) above).

(24)(i)	Powers of Attorney ·Incorporated herein by reference to the signature page of the Registration
Statement on Form S-1 (File No. 333-164981), as filed on February 19, 2010.

(24)(ii)	Certificate of Resolution Authorizing Signature by Power of Attorney ·Incorporated by reference to
Post-Effective Amendment No. 5 to Registration Statement on Form N-4 (File No. 033-75986), as
filed on April 12, 1996.

(b)	Financial Statement Schedules:

ING Life Insurance and Annuity Company Form 10-K, for the fiscal year ended December 31, 2009, is incorporated by reference in the prospectus. Exhibits other than those listed above are omitted because they are not required or are not applicable.

Item 17. Undertakings

The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:

(a)	Rule 415 offerings:

	(1)	To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material changes to such information in the registration statement.

	(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-
effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)(ii)	That for, the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h)	Request for Acceleration of Effective Date: Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the
Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

As required by the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the
Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the
City of West Chester, Commonwealth of Pennsylvania, on this 7th day of April, 2010.

By:	ING LIFE INSURANCE AND ANNUITY COMPANY
(REGISTRANT)

By:
Catherine H. Smith*
President (principal executive officer)

By:	/s/ John S. Kreighbaum
John S. (Scott) Kreighbaum as
Attorney-in-Fact

As required by the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on April 7, 2010.

	Signatures	Titles

	Catherine H. Smith*	President and Director
(principal executive officer)

	Thomas J. McInerney*	Director and Chairman

	Ewout Steenbergen*	Director, Executive Vice President and Chief Financial Officer
(principal financial officer)

	Steven T. Pierson*	Senior Vice President and Chief Accounting Officer
(principal accounting officer)

	Donald W. Britton*	Director

	Robert G. Leary*	Director

	Michael S. Smith*	Director

By:	/s/ John S. Kreighbaum
John S. (Scott) Kreighbaum as
Attorney-in-Fact

*Executed by John S. (Scott) Kreighbaum on behalf of those indicated pursuant to Powers of Attorney.

EXHIBIT INDEX

16(a)(4)(v)	Single Premium Deferred Modified Guaranteed Annuity Application	EX-4.V
(153740) (02/01/2010)
16(a)(5)	Opinion as to Legality	EX-5
16(a)(23)(i)	Consent of Independent Registered Public Accounting Firm	EX-23.I
16(a)(23)(ii)	Consent of Legal Counsel*

*Included in Exhibit (5) above.